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                                                        Exhibit 10b(3)




                        CAPCO BASIC OPERATING AGREEMENT
                           As Amended January 1, 1993



                                     * * *


                  The Cleveland Electric Illuminating Company
                             Duquesne Light Company
                              Ohio Edison Company
                           Pennsylvania Power Company
                           The Toledo Edison Company

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        IN WITNESS WHEREOF, the Partis hereto have caused this Agreement to be executed by their duly authorized officers this 23rd day of December, 1993.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

By:  TERRENCE G. LINNERT

Title:  Vice President


DUQUESNE LIGHT COMPANY

By:  G. R. BRANDENBERGER

Title:  Vice President


OHIO EDISON COMPANY

By:  ARTHUR P. GARFIELD

Title:  Vice President


PENNSYLVANIA POWER COMPANY

By:  J. R. Edgerly

Title:  Vice President


THE TOLEDO EDISON COMPANY

By:  TERRENCE G. LINNERT

Title:  Vice President

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                               TABLE OF CONTENTS


                                                                   Page No.

Article 1 -- Purpose of Agreement                                     2

Article 2 -- Definitions                                              2

Article 3 -- Operating Committee                                      5

Article 4 -- Operating Conditions                                     7

        4.01   Parallel Operation                                     7
        4.02   Frequency                                              8
        4.03   Megavars                                               8
        4.04   Unscheduled Energy                                     9
        4.05   Transmission Operation                                 9
        4.06   Coordinated Maintenance                               10
        4.07   Unit Availability                                     10
        4.08   Utilization of CAPCO Units                            11

Article 5 -- Coordinated Maintenance and CAPCO Back-Up Power         11

        5.01   Coordinated Maintenance                               11
        5.02   CAPCO Back-Up Power                                   11
        5.03   Scheduling CAPCO Back-Up Power                        12
        5.04   Obligation to Provide CAPCO Back-Up Power             12
        5.05   Proportional Supply of CAPCO Back-Up Power            13

Article 6 -- Communications                                          14

Article 7 -- Services                                                15

Article 8 -- Executive Committee                                     16

Article 9 -- Ohio Edison System                                      17

Article 10 -- Interconnection Metering                               17

Article 11 -- Records                                                19

Article 12 -- Statements, Billings, Settlements and Payments         19

Article 13 -- Government Approvals                                   22

Article 14 -- Notices                                                22

Article 15 -- Non-Waiver                                             22


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                               TABLE OF CONTENTS
                                    (Cont'd)

                                                                   Page No.


Article 16 -- Arbitration                                            23

Article 17 -- Assignment                                             26

Article 18 -- Governing Law                                          26

Article 19 -- Other Agreements                                       27

Article 20 -- Term of Agreement                                      28

Article 21 -- Separate Identities                                    28

Article 22 -- Force Majeure                                          29

Article 23 -- Liability                                              29

Schedule A -- Back-Up Power                                          32

Schedule B -- Short Term Power                                       35

Schedule C -- Non-Displacement Power                                 39

Schedule D -- Economy Power                                          42

Schedule E -- Unit Power                                             47

Schedule F -- Out-of-Pocket Cost                                     52

Schedule G -- Emergency Power                                        54

Schedule H -- Transmission of Non-CAPCO Power                        57

Schedule I -- Replacement Power                                      58

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                        CAPCO BASIC OPERATING AGREEMENT
                          (As Amended January 1, 1993)

               This Agreement, effective as of the 1st day of January, 1993, by and among The Cleveland Electric Illuminating Company, an Ohio corporation ("CEI"); Duquesne Light Company, a Pennsylvania corporation ("DL"); Ohio Edison Company, an Ohio corporation; Pennsylvania Power Company, a Pennsylvania corporation and a wholly-owned subsidiary of Ohio Edison Company which company and its said subsidiary, except as otherwise provided herein, are considered as a single Party for the purposes of this Agreement and referred to as ("OE"); and The Toledo Edison Company, an Ohio corporation ("TE"); each of which is sometimes referred to as a Party, or Owner, and collectively as the Parties, Owners or CAPCO,

               W I T N E S S E T H:

                0.01 The Parties own electric utility systems located in Western Pennsylvania, Northern and Central Ohio, and are engaged in the generation, transmission and distribution of electric power.

                0.02 The systems of the Parties are interconnected directly or indirectly and are operated in synchronism.

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                                   ARTICLE 1
                              Purpose of Agreement

                1.01 It is the purpose of this Agreement to provide for the coordinated operation of the systems of the Parties, so as to (1) provide for the utilization by each of the Parties of facilities heretofore provided for by the Parties; (2) provide a degree of mutual support; (3) provide for capacity and energy transactions by and among the Parties; (4) permit coordi-nation of the operation of the systems of the Parties; and (5) achieve an equitable sharing of the responsibilities, risks and expenses and of the resulting benefits of coordinated operation of the systems of the Parties.

                                   ARTICLE 2
                                  Definitions

               The definitions in this Article shall apply to this Agreement and to the Schedules hereto, unless otherwise expressly provided in such Schedules.

                2.01 Actual Capacity of a Party shall mean the sum of the Net Demonstrated Capability of its ownership shares in CAPCO Units, plus its Individual Capacity (in all cases to the extent then in commercial operation) adjusted in all cases for seasonal factors existing at the time pursuant to the document entitled, "CAPCO Group Common Method of Rating Generating Equip-ment," dated October 17, 1969, as amended from time to time, plus such Party's individual purchases less such Party's individual sales (but shall exclude
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power scheduled to be received by a Party to provide for deliveries to cooperative or municipal systems or other Parties or non-CAPCO parties' systems).

                2.02  CAPCO Unit shall mean any one of the following listed
Units: W. H. Sammis Generating Station Unit No. 7, Bruce Mansfield Unit No. 1, Bruce Mansfield Unit No. 2, Bruce Mansfield Unit No. 3, Davis-Besse Nuclear Power Station Unit No. 1, Beaver Valley Power Station Unit No. 1, Beaver Valley Power Station Unit No. 2, Eastlake Generating Station Unit No. 5, Perry Nuclear Power Plant Unit No. 1 and Perry Nuclear Power Plant Unit No. 2.

                2.03 Coordinated Maintenance Schedule means the schedule established under the direction of the Operating Committee pursuant to Section 5.01.

                2.04 Individual Capacity of a Party as of any date is the sum of the following:

                      (a) The Net Demonstrated Capabilities of the generating units or portions thereof owned or leased by such Party in commercial opera-tion and not placed in cold reserve, but exclusive of ownership of CAPCO Units.

                      (b) The equivalent Net Demonstrated Capability of such Party's portion of the Ohio Valley Electric Corporation ("OVEC") capacity.

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                2.05  Interruptible Load of a Party is the total of megawatt-
hours delivered during any clock hour to its retail customers or to municipal or cooperative systems which the Party, in its sole discretion, is privileged to curtail or completely interrupt in accordance with a rate schedule or contractual arrangement with such customer or customers.

                2.06 Load of a Party during any clock hour is the total during any such clock hour (eliminating on an agreed basis any distortion arising out of deliveries between systems where material) of megawatthours (a) delivered by the Party to its retail customers and its municipal systems, but excluding that portion of municipal system Load which is purchased from other Parties or systems, (b) used by the Party on its own system, exclusive of use for station auxiliary power, and (c) lost and unaccounted for on the system of the Party; but shall exclude Interruptible Load.

                2.07 Minimum Operating Reserve of a Party, unless otherwise determined by the Operating Committee, shall mean a spinning reserve of not less than 3% of the projected daily Peak Load of such Party.

                2.08 Net Demonstrated Capability of a generating unit as of any time means that most recently determined pursuant to the methods and principles set forth in the document entitled, "CAPCO Group Common Method of Rating Generating Equipment," dated October 17, 1969, as amended from time to time.

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                2.09  Operating Capacity of a Party during a particular day shall mean that portion of a Party's Actual Capacity to the extent actually in operation or expected to be in operation.

                2.10 Operating Reserve of a Party means that component of Operating Capacity which is unloaded, plus Quick Start Capacity and Inter-ruptible Load to the extent they can be so included in accordance with rules and procedures established by the Operating Committee.

                2.11 Peak Load of a Party for any period of time is the maximum Load of the Party for any clock hour of the period.

                2.12 Power shall include electric capacity and energy expressed in megawatts and megawatthours.

                2.13 Quick Start Capacity means generating capacity which can be started, synchronized to the system and loaded within a time period as specified by the Operating Committee.

                                   ARTICLE 3
                              Operating Committee

                3.01 The Operating Committee shall be that established pursuant to the CAPCO Administration Agreement dated as of September 14, 1967, as the same may be amended from time to time.

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                3.02  Each Party shall make available to the Operating
Committee all data and information reasonably required to enable it to perform its duties.

                3.03 The Operating Committee shall be responsible for establishing, maintaining and revising as necessary the Coordinated Maintenance Schedule.

                3.04 The Operating Committee shall be responsible for the establishment and administration of rules and procedures to coordinate the operation of the systems of the Parties to effectuate the purpose of this Agreement. Without limiting the generality of the foregoing, the Operating Committee shall establish rules and procedures for:

                      (a) The determination of billing costs and other factors used for scheduling and billing of transactions hereunder;

                      (b) The determination of the increase or decrease of electrical losses incurred as the result of transactions hereunder;

                      (c) The establishment and periodic revision of the Coordinated Maintenance Schedule which shall be reviewed at least annually;

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                      (d)  The determination of the Minimum Operating Reserve
for each Party;

                      (e) The scheduling of CAPCO Back-Up Power as provided in Article 5; and

                      (f) Accumulating and recording load, capacity and other operating data needed to evaluate performance under the various CAPCO agreements.

                3.05 The Operating Committee shall conduct studies of the coordinated operation of the systems of the Parties for the purposes of this Agreement, and make recommendations with respect thereto, including recom-mendations with respect to the development and coordination of an adequate communication system. The Operating Committee is authorized to create task forces for particular studies and to appoint the members thereof who need not be members of the Operating Committee. Subject to such limitations as may be imposed by the Executive Committee, the Operating Committee is authorized on behalf of the Parties to hire consultants and computer time and to incur other expenses in the making of any of its studies.

                                   ARTICLE 4
                              Operating Conditions

                4.01 Each party shall operate its system continuously in parallel with each other Party with which it is interconnected. Unless otherwise mutually agreed which agreement shall not be unreasonably withheld,
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all existing interconnections between the systems of the Parties operating at nominal voltages of 138,000 volts and above shall normally be operated closed. Each Party shall maintain and operate its system so as to minimize the likelihood and effect of disturbances on its system which might impair the service on the system of any other Party. Each Party shall be the sole judge whether service on its system is being impaired by conditions on the system of another Party and may itself take, or request such other Party to take, appropriate corrective action to restore normal operating conditions as soon as reasonably practicable.

               Power which is supplied by one Party to another Party through interconnections normally operated open or through a temporary interconnection point shall be compensated for by the other Party delivering to the first Party through other interconnections equivalent Power adjusted for losses. It is the intent of the Parties that, whenever feasible, such compensation shall be made simultaneously with the delivery of Power through such interconnections.

                4.02 Each Party shall use its best efforts to operate its system so as to aid in maintaining the frequency on the systems of the Parties at a nominal 60 Hz within the limits for normal operating deviations as established from time to time by the Operating Committee.

                4.03 Each Party shall, to the extent practicable, operate its system so as to avoid the creation of objectionable operating conditions on the system of another Party due to the transfer of megavars. Subject to the foregoing, the Operating Committee shall (a) establish operating procedures for the coordination of megavar supply associated with flows of Power pursuant to this Agreement, and (b) determine the circumstances under which a Party shall compensate another for supplying megavars in connection with flows of Power pursuant to this Agreement and recommend the amount of such compensation.

                4.04 Each Party shall exercise reasonable care to minimize, to the extent practicable, unscheduled deliveries or receipts of electric energy. The Parties recognize, however, that despite their best efforts such unscheduled deliveries or receipts of electric energy may occur. Electric energy delivered or received in such event shall be settled for by return of equivalent energy. It shall be returned at times when the load conditions of the returning Party are equivalent to the load conditions of such Party at the time the energy for which it is returned was received, unless otherwise agreed.

                4.05 The Parties recognize that in the day-to-day operation of their systems the transmission facilities of any Party may, as a natural result of the physical and electrical characteristics of the interconnected network of transmission lines of which the transmission lines of the Parties are a part, carry Power from one portion of the system of one of the Parties to another portion of that Party's system, or carry Power intended to be transmitted to or from the system of one of the Parties from or to the system of another Party or other systems. The Parties will use their best efforts to resolve promptly any operating problems thereby created, including but not limited to curtailing or interrupting Interruptible Load and Economy Power transactions with other Parties and/or other systems.

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                4.06  Each Party shall, to the fullest extent practicable:

                      (a) Maintain generating units in accordance with the Coordinated Maintenance Schedule.

                      (b) Coordinate with the other Parties the scheduled outages of transmission facilities operating at nominal voltages of 138,000 volts or above.

                      (c) Return generation and transmission facilities to service in good operating condition with reasonable promptness.

                      (d) Advise the other Parties as to its maintenance practices and policies and any changes therein, and cooperate in attempts to accelerate or defer maintenance of generation and transmission facilities in emergency situations.

                4.07 Each Party shall be the sole judge as to whether, due to physical conditions beyond its reasonable control, a generating unit operated by such Party is unavailable for operation or unavailable for continued opera-tion or must be derated or temporarily removed from service; provided, however, that unavailability for operation or continued operation, or derating, for reasons of limitations of fuel supply for a CAPCO unit, shall be determined in accordance with rules and procedures established by the Operating Committee.

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                4.08  Each Party shall be entitled to the full utilization, with respect to capacity and energy, when a CAPCO Unit is available and based on and in proportion to the actual day-by-day operating capacity, of (a) its ownership share of capacity in that Unit, plus (b) its entitlement to receive capacity from another Party's ownership share in such Unit, and minus (c) its obligation to provide capacity from such Unit. Scheduling of such capacity and energy entitlements shall be adjusted appropriately for transmission line losses.

                                   ARTICLE 5
                Coordinated Maintenance and CAPCO Back-Up Power

                5.01 The Parties shall coordinate the outages for maintenance of all CAPCO Units and such other units of the Parties as are identified by the Operating Committee and for such purpose the Coordinated Maintenance Schedule shall be developed and maintained in accordance with rules and procedures established pursuant to Section 3.04.

                5.02 In order to provide back-up for CAPCO Unit outages, each Party shall have an entitlement to receive or an obligation to provide operating capacity and associated energy in the form of CAPCO Back-Up Power. CAPCO Back-Up Power shall be calculated as specified in the next paragraph in this Section and shall be compensated for as specified in Schedule A of this Agreement; provided, however, such CAPCO Back-Up Power shall not be available for any nuclear CAPCO Unit during those periods in which such CAPCO Unit is out of service for the reasons set forth in Schedule I.

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                      In the event of the forced or scheduled outage of any
CAPCO Unit in commercial operation (except those Units in cold reserve), each Party agrees to provide or shall have the right to receive, as the case may be, CAPCO Back-Up Power in an amount equal to the difference between such Party's ownership share in the CAPCO Unit out of service, expressed in megawatts, and a value determined by multiplying the Net Demonstrated Capability of the CAPCO Unit out of service by the ratio of such Party's ownership share of the Net Demonstrated Capability of all of the CAPCO Units in commercial operation to the total Net Demonstrated Capability of all of the CAPCO Units in commercial operation.

                      Each Party shall use its best efforts to operate its system so as to provide the amounts of Minimum Operating Reserve determined consistent with the rules and procedures established pursuant to Section 3.04.

                5.03 Pursuant to rules and procedures established by the Operating Committee, CAPCO Back-Up Power for the next succeeding day shall be arranged on a net basis, initially at 1200 hours on the preceding day or such other time mutually agreed upon by the Operating Committee, and shall be scheduled as requested by the receiving Party. The receiving Party shall have the right to receive all or any part of such Party's net entitlement to CAPCO Back-Up Power.

                5.04 Each Party is obligated to provide CAPCO Back-Up Power after supplying its Load and meeting its Minimum Operating Reserve, except when the delivery of such Power would, in the judgment of the supplying Party, have to be interrupted or reduced to preserve the integrity of or to prevent or limit any instability on the supplying Party's system. If a Party having an obligation to supply does not have sufficient capacity available on its own system to meet the obligation, it is obligated to purchase capacity and associated energy if available to provide CAPCO Back-Up Power.

               For each day that a Party is unable to fulfill all or any part of its obligation to provide CAPCO Back-Up Power because it is supplying Power other than CAPCO Back-Up Power to another Party or to a non-CAPCO party, except pursuant to obligations imposed by governmental authorities, agreements referred to in Article 19, and any additional agreements excepted by the Parties, such Party shall pay an amount equal to twice the maximum daily demand charge for the CAPCO Back-Up Power not provided by such Party to the other Parties to be shared in proportion to the entitlements which were not fulfilled. In the event any Party is unable to provide CAPCO Back-Up Power in any substantial amount over an extended period and reserves substantial CAPCO Back-Up Power from others, the Parties shall develop corrective measures such as, but not limited to, increasing the demand charge rate.

                5.05 CAPCO Back-Up Power will be made available in proportion to Party entitlements from supplying Parties in proportion to their obliga-tions, and will be made available from the least-cost available Power. In the event that a receiving Party or Parties reserve less than its or their entitlement of CAPCO Back-Up Power, the remaining CAPCO Back-Up Power will be made available from the supplying Parties in proportion to their obligations to the other receiving Parties in proportion to their entitlements from such
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least-cost available Power.  CAPCO Back-Up Power obligations not reserved by the receiving Parties shall be deemed released to the supplying Parties.

                                   ARTICLE 6
                                 Communications

                6.01 The Parties will establish communication facilities as may be required to provide voice communication, telemetering, automatic generation control, monitoring, tie-line control, and other functions as may be determined from time to time by the Operating Committee, or as required by other agreements among the Parties. Such communication facilities will consist of existing communication links owned or leased by the Parties as well as communication links to be built or leased by the Parties. It is understood that extensive use of microwave links will be made pursuant to the CAPCO Microwave Sharing Agreement, as amended January 1, 1993 and as it may be amended from time to time, although carrier current and wire communication facilities will be used as deemed appropriate by the Operating Committee. Communication links other than microwave will be provided, operated and paid for as determined by the Operating Committee following as closely as possible the principles established in said sharing Agreement.

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                                   ARTICLE 7
                                    Services

                7.01 The specific services and transactions among the Parties pursuant to this Agreement shall be in conformance with the terms and condi-tions of this Agreement and as set forth in Schedules arranged from time to time among the Parties.

               The following Schedules are agreed to and hereby made a part of this Agreement:

               Schedule A - CAPCO Back-Up Power
               Schedule B - Short Term Power
               Schedule C - Non-Displacement Power
               Schedule D - Economy Power
               Schedule E - Unit Power
               Schedule F - Out-of-Pocket Cost
               Schedule G - Emergency Power
               Schedule H - Transmission of Non-CAPCO Power
               Schedule I - Replacement Power

               The Parties may, from time to time, agree on modifications to or additional Schedules, and upon execution thereof by the Parties any such modification or addition shall become a part of this Agreement.

                7.02 Energy transactions (other than those arising under Schedule E) shall be scheduled as if there were zero transmission losses. A

Party receiving such energy from another Party (whether such Party is acting as a supplying or transmitting Party arising under Schedule D of this Agree-
ment) shall be charged with any increase in transmission losses and/or shall receive credit for any decrease in transmission losses associated with the transmission of the energy through the systems of Parties other than that of the supplying Party. Transmission losses will be accounted for by separate calculation in a manner prescribed by the Operating Committee. Loss imbalances shall be repaid through loss-payback schedules arranged among the Parties.

                7.03 If any transaction results in material interference with the facilities or operation of the system of any other Party, the Parties to the transaction promptly shall take appropriate actions which may include, among other things, modification of the transaction to eliminate such interferences and provide compensation to the Party affected for increased operating costs or damage to facilities.

                                   ARTICLE 8
                              Executive Committee

                8.01 The Executive Committee shall be that established pursuant to the CAPCO Administration Agreement, dated as of September 14, 1967, as the same may be amended from time to time.

                8.02 The Executive Committee shall have the duties and powers conferred on it by this Agreement, including the making of any decision or determination necessary under any provision of this Agreement and not expressly specified to be decided or determined by any other person or persons.

                                   ARTICLE 9
                               Ohio Edison System

                9.01 Ohio Edison Company and Pennsylvania Power Company shall be considered to be separate Parties under this Agreement whenever and to the extent that separate corporate action is required of such Companies in order to accomplish the purpose of this Agreement, but their liability and respon-sibility for the performance of any obligation of OE hereunder to the other Parties shall be joint and several. The allocation between Ohio Edison Company and Pennsylvania Power Company of their collective obligations here-under as OE shall be the sole responsibility of said Companies, but they undertake that they will, during the period that they shall be obligated under this Agreement, have in force one or more arrangements for the allocation of the whole of such collective obligations and will, upon the request of any of the other Parties hereto, furnish the requesting Party or Parties satisfactory evidence of the existence of their then effective arrangements relating to such allocation.

                                   ARTICLE 10
                            Interconnection Metering

               10.01 Electricity flowing across an interconnection shall be measured by suitable metering equipment at metering points agreed upon by the

Parties to the interconnection. The equipment at such metering points shall be provided, owned and maintained as agreed by the affected Parties.

               10.02 Measurements of electric energy for the purpose of effecting settlements shall be made by standard types of electric meters installed and maintained by the owners at the metering points. The timing devices of all meters having such devices shall be maintained in time synchronism as closely as practicable. The meters shall be sealed and the seals shall be broken only upon occasions when the meters are to be tested or adjusted.

               10.03 The aforesaid standard metering equipment shall be tested by the owners at suitable intervals and its accuracy of registration maintained in accordance with good practice. On request of any affected Party, a special test may be made at the expense of the Party requesting such special test. Representatives of all affected Parties shall be afforded opportunity to be present at all routine or special tests and upon occasions when any readings, for purposes of settlements, are taken from meters not bearing an automatic record. For the purpose of checking the records of the metering equipment installed by a Party as provided above, the other affected Party shall have the right to install check metering equipment at its own expense at the metering points referred to in Section 10.01.

               10.04 If any test of metering equipment shall disclose an inaccuracy greater than 2%, the accounts among the affected Parties for service theretofore delivered shall, unless otherwise agreed by the affected Parties, be adjusted to correct for the inaccuracy disclosed over the shorter of the following two periods: (1) from 30 days prior to the receipt of written request of the test until the meter is corrected; or (2) for the period that such inaccuracy may be determined to have existed. Should the metering equipment at any time fail to register under load conditions, or registers during times of zero flow, the electric energy delivered shall be determined from the best available data.

                                   ARTICLE 11
                                    Records

               11.01 Each Party shall keep such records as may be reasonably required by the Executive Committee or the Operating Committee, and shall furnish to such committees such records, reports and other information as they may reasonably require.

                                   ARTICLE 12
                 Statements, Billings, Settlements and Payments

               12.01 As promptly as practicable within 10 days after the end of each calendar month, the Parties shall prepare and furnish to every other Party a statement showing the debits and credits to each Party for Power transactions hereunder during such month and, to the extent appropriate, offset or reduce said transactions to a net basis. From the Party balances so determined, each billing Party shall prepare and send to each other Party, as appropriate, a billing statement for all transactions which occurred during the month and involve payment of money. The billing Party shall take all reasonable measures to ensure that billing statements are mailed or otherwise transmitted on the billing statement date. Billing statements may be rendered on an estimated basis subject to corrective adjustments in subsequent statements. Other than as required by law or regulatory action or by billing adjustments must be made for power purchases from non-CAPCO companies, corrective adjustments for power purchases as defined in Schedules A, B, C, D, G, H and I must be made within one (1) year of the rendering of the initial billing statement and corrective adjustments for all other CAPCO billings must be made within four (4) years of the rendering of the initial billing statement.

               12.02 Billing statements rendered pursuant to Section 12.01 shall be due and payable in good funds the fifteenth calendar day after the billing statement date of any such statement except that, if the 15th calendar day is not a business day, the amount billed will be payable the next business day. Good funds shall consist of checks received at least one business day prior to the due date and wire transfers received by noon on the due date. Interest on unpaid billing statement amounts will be compounded monthly and prorated for any partial month based on a 365-day year, and will accrue at a rate equal to Chase Manhattan Bank's prime rate on the first day of the then current calendar quarter plus two percentage points for a period of up to one year and for any period thereafter at the higher of this rate or a rate equal to the billing Party's cost of capital which shall consist of the weighted average of the billing Party's long-term debt cost and preferred stock cost rates determined for issues outstanding on December 31 of the prior year and a common equity cost rate to be effective January 1 of each year equal to the average return on common equity for at least 50 major electric utilities with positive returns on common equity as reported in the prior year's December issue of the C.A. Turner Utility Reports or as reported in the prior year's latest issue of another report mutually agreed to by the Parties. The weighting for this calculation shall be the billing Party's capital structure at December 31 of the prior year, consisting solely of long-term debt, preferred stock and common equity, as reported in such Party's FERC Form 1 or in another mutually agreed upon source. Billing adjustments which represent amounts to be refunded by the billing Party shall accrue interest as noted above, but billing adjustments payable to the billing Party for additional amounts shall not accrue interest. Notwithstanding the foregoing, any billing statement shall not be due and payable to the extent that (1) any non-CAPCO party system fails to compensate a Party for amounts owed hereunder in which event such Party shall exercise its best efforts to collect such compensation from such non-CAPCO party system and will not compromise or settle any claim for such compensation without prior consent of all other affected parties, or
(2) any non-CAPCO party system's payment date is later that the fifteen days stated above in which case such billing statement shall be due and payable on the same date as that of the non-CAPCO party system's payment date. To the extent that any non-CAPCO party system compensates a Party in an amount less than the amount the non-CAPCO party system owes the Parties under the Party's billing statement for amounts owed hereunder, each Party shall be entitled to be first compensated for Out-of-Pocket Costs associated with the transaction hereunder and so much of the balance as will result in a sharing of the remainder among the Parties in proportion to the amounts owed to such Parties for their respective unpaid charges.

                                   ARTICLE 13
                              Government Approvals

               13.01 The obligations of each of the Parties hereunder are subject to the obtaining of any requisite orders, approvals, permits, certif-icates or licenses from any government authorities having jurisdiction.

               13.02 This Agreement is made subject to the jurisdiction of any government authority or authorities having jurisdiction in the premises. Nothing contained in this Agreement or any Schedule of this Agreement shall be construed as affecting in any way the right of any Party to unilaterally make application to the Federal Energy Regulatory Commission for a change in rates under the Federal Power Act and pursuant to the Commission's Rules and Regulations promulgated thereunder.

                                   ARTICLE 14
                                    Notices

               14.01 Notices or requests, when required under this Agreement to be in writing, shall be delivered in person or mailed to the addressee at such Party's general office. Other notices or requests required under this Agreement may be given orally and, if required by the other Party, shall thereafter be confirmed in writing within three working days. Copies of notices or requests, confirmations of oral notices or requests, and informa-tion as to oral notices or requests shall be provided to the Office in accordance with procedures established by the Operating Committee.

                                   ARTICLE 15
                                   Non-Waiver

               15.01 Any waiver at any time by any Party of its rights with respect to any matter arising in connection with this Agreement shall not be deemed a waiver with respect to any subsequent similar matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right, except as provided in Sections 12.01 and 12.02 and in Section 16.01.

                                   ARTICLE 16
                                  Arbitration

               16.01 Any controversy or claim arising out of this Agreement, including the refusal by any Party to perform the whole or any part hereof, shall, upon demand of any Party aggrieved, be settled by an Arbitration Board, which shall consist of three nonrepresentative members and such additional representative members as hereinafter provided in this Section. No person shall be eligible for appointment as a nonrepresentative member of the Arbitration Board who is an officer, employee, shareholder of, or otherwise interested in, any Party or any affiliate thereof or in the matter sought to be arbitrated.

               Unless otherwise agreed, no demand for arbitration shall be made more than one year after the Parties have reached an impasse as to the controversy or claim involved. The Party or Parties demanding arbitration shall serve written notice upon the other Party or Parties to the controversy, setting forth in detail the matter or matters with respect to which arbitration is demanded, and shall serve copies of such notice upon any other Parties hereto. Within a period of 10 days from the date of receipt of the aforesaid written notice, each Party to the controversy shall appoint a representative to serve as a member of the Arbitration Board; and, within a period of 30 days from such date of receipt of such written notice, such representative members shall unanimously agree upon the persons who shall serve as the three nonrepresentative members of the Arbitration Board.

               If the representative members are not so appointed within the specified 30-day period, or if the representative members shall fail to unanimously agree under the appointment of any or all of the three non-representative members of the Arbitration Board within the specified 30-day period, any Party to the controversy may, upon written notice to the other Parties to the controversy, request the American Arbitration Association to submit to the Parties to the controversy a list from its panels of arbitrators of the names of at least seven persons from which the nonrepresentative member or members who have not been so appointed shall be selected in accordance with the Commercial Arbitration Rules of such Association.

               If any Party to the controversy shall fail to appoint its representative member within the specified 10-day period, such Party shall be deemed to have waived its right to appoint such representative member and the Arbitration Board shall consist of the three nonrepresentative members and such representative members, if any, as shall have been appointed in accordance with the provisions of this Section 16.01.

               The arbitration proceedings shall be conducted at a place, to be designated by the Arbitration Board, within the service area of one of the Parties to the controversy. The Arbitration Board shall afford adequate opportunity to each Party to the controversy to present information with respect to the controversy or claim submitted to arbitration and may request further information from any such Party. Except as provided in the preceding sentence, the Parties to the controversy may, by mutual agreement, specify the rules which are to govern any proceeding before the Arbitration Board and limit the matters to be considered by the Arbitration Board, in which event the Arbitration Board shall be governed by the terms and conditions of such agreement. To the extent of the absence of any such agreement specifying the rules which are to govern any proceeding, the then current applicable rules of the American Arbitration Association for the conduct of commercial arbitration shall govern the proceedings.

               The arbitration shall be limited to the matter or matters specified in the initial notice demanding arbitration and the award of the Board shall not affect or change any provision of this Agreement or any other transaction between the Parties.

               Procedural matters pertaining to the conduct of the arbitration and the award of the Arbitration Board shall be determined by a majority of the nonrepresentative members thereof; provided, however, that the representa-tive members shall have full right and authority to participate in all meetings and deliberations of the Arbitration Board leading to the award. The findings and award of the Arbitration Board, so made upon a determination of a majority of the nonrepresentative members thereof, shall be final and conclu-sive with respect to the controversy or claim submitted for arbitration and shall be binding upon the Parties to the controversy except as otherwise provided by law. Such award of the Arbitration Board shall specify the manner and extent of the division of the costs of the arbitration proceedings among the Parties to the controversy. Judgment upon the award may be entered in any court, State or Federal, having jurisdiction.

                                   ARTICLE 17
                                   Assignment

               17.01 No Party may, without the prior written consent of the others, assign this Agreement, except as the same may be assigned (a) volun-tarily or otherwise under its first mortgage, or (b) to a successor to all or substantially all of the assets of the Party by way of merger, consolidation, sale or otherwise, where the successor assumes and becomes liable for all the obligations of the Party hereunder.

                                   ARTICLE 18
                                 Governing Law

               18.01 This Agreement is made under and shall be governed by the laws of the State of Ohio insofar as applicable.

                                   ARTICLE 19
                                Other Agreements

               19.01 During the term of this Agreement, its terms, conditions and Schedules shall be applicable to transactions among the Parties. This Agreement is not to be interpreted as conflicting or interfering with the performance of any agreement including modifications or amendments thereto between any Party and any system not a Party to this Agreement, effective prior to August 31, 1980.

               The Parties hereto shall be free to enter into any new agree-ments with other Parties or with other systems which do not impair operations under this Agreement or the ability of a Party to perform its obligations under this Agreement.

               The following agreements identified by FERC rate schedule numbers shown for each listed company are hereby terminated:

               Company                         FERC Rate Schedule Number(s)
The Cleveland Electric Illuminating Company                25
Duquesne Light Company                                     21
Ohio Edison Company                                       157
Pennsylvania Power Company                                 44
The Toledo Edison Company                                  35

                                   ARTICLE 20
                               Term of Agreement

               20.01 Except as provided in Section 20.03, this Agreement shall continue in effect until such time as all CAPCO Units are retired.

               20.02 Any Party may withdraw from this Agreement by giving one year's advance notice in writing to the members of the Executive Committee of the other Parties, provided that in the event of such withdrawal, the provi-sions of this Agreement relating to coordinated maintenance of CAPCO Units, CAPCO Back-Up Power, and CAPCO Replacement Power shall continue in effect until such time as all CAPCO Units are retired.

               20.03  Notwithstanding the retirement of all CAPCO Units under
Section 20.01 and the withdrawal of any Party under Section 20.02, this Agreement shall continue in effect for those Parties who do not withdraw from this Agreement.

                                   ARTICLE 21
                              Separate Identities

               21.01 The duties, obligations and liabilities of the Parties are intended to be several and not joint or collective, and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership or to impose a trust or partnership duty, obligation or liability on or with regard to any Party. Each Party shall be individually responsible for its own obligations as herein provided. No Party shall be under the control of or shall be deemed to control another Party by virtue of this Agreement. No Party shall have a right or power to bind another without its or their express written consent, except as expressly provided in this Agreement.

                                   ARTICLE 22
                                 Force Majeure

               22.01 No Party shall be considered to be in default in the performance of any of the obligations hereunder if failure of performance shall be due to uncontrollable forces. The term "uncontrollable forces" shall mean any cause beyond the control of the Party affected, including but not limited to the failure of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor dispute, sabotage, restraint by Court order or public authority or inability to obtain necessary licenses or permits. Nothing herein shall be construed so as to require a Party to settle any strike or labor dispute in which it may be involved. Any Party which is unable to fulfill any obligations by reason of uncontrollable forces shall exercise due diligence to remove such inability with all reasonable dispatch.

                                   ARTICLE 23
                                   Liability

               23.01 All claims arising out of any bodily injury, death or damages to property or business of third persons (other than customers, as such, of any of the Parties) arising because of operations under this

Agreement caused or sustained on the system of a Party (the Defending Party) shall be defended or in its discretion settled by such Party. In the event any action on any such claim is brought against any other Party, such other Party shall promptly notify the Defending Party in writing, and the Defending Party shall be entitled to and shall take over and direct the defense and disposition of the case. Any amounts paid by way of settlement or in satisfaction of any judgment and all expenses associated with such defense or settlement shall be the responsibility of the Defending Party. The provisions of this Section do not apply to claims of the employees of any Party under any workers' compensation law, for which the employing Party shall be responsible.

               23.02 Each Party hereby waives any and all claims it may have against any other Party arising from negligence or other fault of another Party in connection with operations under this Agreement, except as otherwise provided in Section 7.03.

               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers this 23rd day of December, 1993.


THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

By:  TERRENCE G. LINNERT

Title:  Vice President


DUQUESNE LIGHT COMPANY

By:  G. R. BRANDENBERGER

Title:  Vice President


OHIO EDISON COMPANY

By:  ARTHUR P. GARFIELD

Title:  Vice President


PENNSYLVANIA POWER COMPANY

By:  J. R. EDGERLY

Title:  Vice President


THE TOLEDO EDISON COMPANY

By: TERRENCE G. LINNERT

Title:  Vice President

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE A
                              CAPCO BACK-UP POWER

Section 1 - Applicability

      1.1 This Schedule A is applicable to CAPCO Back-Up Power transactions among the Parties pursuant to the provisions of Article 5 of the CAPCO Basic Operating Agreement ("Agreement").

Section 2 - Compensation for CAPCO Back-Up Power

      2.1  Demand Charge

           Receiving Party shall pay the supplying Party a demand charge calculated on a daily basis for the net amount of CAPCO Back-Up Power reserved at a rate not to exceed $323 per MW per day, plus the excess demand charge, if any, of the amount paid therefor by the supplying Party over such demand charge for each megawatt of capacity that is purchased by a supplying Party from a Party or a non-CAPCO party system to provide CAPCO Back-Up Power. If at any time during a day a supplying Party is unable to provide all or any portion of the capacity reserved, the demand charge for the capacity not provided will be canceled for that day.

           Supplying Parties will communicate to the Receiving Parties significant changes in estimated energy costs occurring during the day. If the supplying Party's estimated Out-of-Pocket Costs for energy increase beyond limits established by the Operating Committee from the estimate which was used as the basis for the reservation, a receiving Party shall have the right to cancel all or any part of the balance of the daily reservation (other than any specific reservation from third parties) which will include the cancellation of the daily demand charge for the capacity canceled.

           In the event the total energy cost of a supplying Party for a particular day (other than the cost of the specific reservation from third parties) exceeded the total energy cost quoted by such Party for that day beyond limits established by the Operating Committee, such Party's demand charge for that day shall not be payable.

      2.2  Capacity Charge

           Receiving Party shall pay the supplying Party a charge not to exceed the supplying Party's Out-of-Pocket Cost of providing operating capacity; plus a charge not to exceed $2.40 per MW-hr for operating capacity provided from a supplying Party's system; or plus a charge not to exceed $1.00 per MW-hr for operating capacity purchased from a non-CAPCO party system.

      2.3  Capacity and Energy

           Receiving Party shall pay the supplying Party a charge not to exceed the supplying Party's Out-of-Pocket Cost of providing operating capacity and energy; plus a charge not to exceed $2.40 per MWh for operating capacity and energy provided from the supplying Party's system; or plus a charge not to exceed $1.00 per MWh for operating capacity and energy purchased from a non-CAPCO party system.

      2.4  Total Compensation

           Notwithstanding the rates stated in Subsections 2.1, 2.2 and 2.3 above for any CAPCO Party generating CAPCO Back-Up Power, the sum of the demand, capacity and the capacity and energy charges provided in such subsections for each specific reservation made pursuant to this Schedule A shall not be less than 100% of the total Out-of-Pocket Cost of supplying the CAPCO Back-Up Power for such reservation; plus any demand charges paid to a non-CAPCO party and provided additionally, however, that any incremental or decremental transmission losses incurred on the system of any other Party resulting from the transmission of such energy shall be treated in accordance with Article 7.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE B
                                SHORT TERM POWER

Section 1 - Services to be Rendered

     Any Party may arrange to reserve from another Party for periods of one or more days or weeks Short Term Power whenever, in the sole judgment of the Party requested to supply the same, such Short Term Power is available. As used herein, the term "week" shall mean any seven consecutive days.

      1.1 Prior to each reservation of Short Term Power, the number of mega-watts to be reserved and the period of the reservation shall be determined by the Parties to the transaction. Such determination shall be confirmed in writing. If during such period conditions arise that could not have been reasonably foreseen at the time of reservation and cause the reservation to be burdensome to the supplying Party, such Party may by oral or written notice to the receiving Party, reduce the number of megawatts to be reserved by such amount and for such times as it shall specify in such notice.

      1.2 During each period that Short Term Power has been reserved, the supplying Party shall upon call provide Short Term Operating Capacity up to and including the number of megawatts then reserved and deliver Short Term Energy to the receiving Party, as scheduled by the receiving Party, in an amount during each hour up to and including the number of megawatts of Short Term Operating Capacity then being provided.

Section 2 - Compensation

      2.1  Demand Charge

           The receiving Party shall pay the supplying Party for any week that Short Term Power is reserved, a demand charge in an amount not to exceed $2,121 per MW reserved for that week, less one-sixth of such demand charge per MW of reduction for each day (other than Sunday) during any part of which the amount of such Short Term Power is reduced by the supplying Party; or for any period less than a week but not less than a day that Short Term Power is reserved, a demand charge in an amount not to exceed $424 per MW per day, less such demand charge per MW of reduction for each day during any part of which the amount of such Short Term Power is reduced by the supplying Party; plus

           The receiving Party shall pay the supplying Party for each megawatt of capacity reserved under this Schedule that is purchased by the supplying Party from a non-CAPCO party system, the excess, if any, of the amount paid therefor by the supplying Party over the demand charge therefor agreed to under Paragraph 1 of Subsection 2.1 above (or, if such amount is less than such agreed to demand charge, minus the deficiency); plus for such trans-actions a demand charge not to exceed $447 per MW week or $89.40 per MW day shall apply based on the agreed upon period. The supplying CAPCO Party will determine the demand charge for each transaction; plus

     2.2   Capacity Charge

           Receiving Party shall pay the supplying Party a charge not to exceed the supplying Party's Out-of-Pocket Cost of providing operating capacity; plus a charge not to exceed $2.40 per MW-hr for operating capacity provided from a supplying Party's system; or plus a charge not to exceed $1.00 per MW-hr for operating capacity purchased from a non-CAPCO party system.

     2.3   Capacity and Energy

           Receiving Party shall pay the supplying Party a charge not to exceed the supplying Party's Out-of-Pocket Cost of providing operating capacity and energy; plus a charge not to exceed $2.40 per MWh for operating capacity and energy provided from the supplying Party's system; or plus a charge not to exceed $1.00 per MWh for operating capacity and energy purchased from a non-CAPCO party system.

     2.4   Total Compensation

           Notwithstanding the rates stated in Subsections 2.1, 2.2 and 2.3 above for any CAPCO Party generating Short Term Power, the sum of the demand, capacity and the capacity and energy charges provided in such subsections for each specific reservation made pursuant to this Schedule B shall not be less than 100% of the total Out-of-Pocket Cost of supplying the Short Term Energy for such reservation; plus any demand charges paid to a non-CAPCO party and provided additionally, however, that any incremental or decremental transmission losses incurred on the system of any other Party resulting from the transmission of such energy shall be treated in accordance with
Article 7.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE C
                             NON-DISPLACEMENT POWER

Section 1 - Services to be Rendered

      1.1 Transactions not specifically provided for under other Schedules may be mutually advantageous and may be arranged between Parties when one Party has operating capacity and/or energy it is willing to make available to another Party as Non-Displacement Power. Such transactions shall be arranged in advance and shall specify the amount of operating capacity to be provided, if any, and the hours it is to be provided. Energy to be delivered under this Schedule shall be as scheduled by the receiving Party.

Section 2 - Compensation

      2.1  Demand Charge

           Non-Displacement Power shall be compensated for at the option of the supplying Party (1) by return-in-kind or (2) by payment of a demand charge not to exceed $26.51 per MWh, the charge in any one day not to exceed $424 times the maximum MW(s) reserved in any one hour of that day and the charge in that week not to exceed $2,121 times the maximum MW(s) reserved in any one hour of that week when supplied from a CAPCO party system; plus

           For each megawatt of capacity reserved under this Schedule that is purchased by the supplying Party from a non-CAPCO party system, the excess, if any, of the amount paid therefor by the supplying Party over the demand charge therefor agreed to under Paragraph 1 of Subsection 2.1 above (or, if such amount is less than such agreed to demand charge, minus the deficiency); plus for such transactions a demand charge not to exceed $5.59 per MWh shall apply. However, the charge in any one day is not to exceed $89.40 times the maximum MW(s) reserved in any one hour in that day and the charge in that week not to exceed $447 times the maximum MW(s) reserved in any one hour in that week.
The supplying CAPCO Party will determine the demand charge for each transaction; plus

      2.2  Capacity Charge

           Receiving Party shall pay the supplying Party a charge not to exceed the supplying Party's Out-of-Pocket Cost of providing operating capacity; plus a charge not to exceed $2.40 per MW-hr for operating capacity from a supplying Party's system; or plus a charge not to exceed $1.00 per MW-hr for operating capacity or purchased from a non-CAPCO party system.

             2.3  Capacity and Energy Charge or Energy Only Charge

           Receiving Party shall pay the supplying Party a charge not to exceed the supplying Party's Out-of-Pocket Cost of providing operating capacity and energy; plus a charge not to exceed $2.40 per MWh for operating capacity and energy provided from the supplying Party's system; or plus a charge not to exceed $1.00 per MWh for operating capacity and energy purchased from a non-CAPCO party system.

      2.4  Total Compensation

           Notwithstanding the rates stated in Subsections 2.1, 2.2 and 2.3 above for any CAPCO Party generating Non-Displacement Power, the sum of the demand, capacity and energy charges provided in such subsections for each reservation made pursuant to this Schedule C shall not be less than 100% of the total Out-of-Pocket Cost of supplying the Non-Displacement Energy for such reservation; plus any demand charges paid to a non-CAPCO party and provided additionally, however, that incremental or decremental transmission losses incurred on the system of any other Party resulting from the transmission of such energy shall be treated in accordance with Article 7.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE D
                                 ECONOMY POWER

Section 1 - Services to be Rendered

      1.1  Economy Capacity

           Any Party may arrange to purchase from any other Party Economy Capacity whenever, in the sole judgment of the Party requested to provide the same, such Economy Capacity can be made available. Prior to its being made available, the amount of Economy Capacity to be provided, the period during which it is to be provided, and the charge therefor shall be determined by the Parties to the transaction. The charge agreed to shall not be subject to later review or adjustment. Economy Capacity may also be arranged to be obtained from or delivered to non-CAPCO party systems interconnected with a Party.

      1.2  Economy Energy or Power

           Any Party may arrange to purchase from any other Party Economy Energy or Power whenever it is possible to effect a saving thereby and, in the sole judgment of the Party requested to supply the same, such Economy Energy or Power is available. Prior to each delivery of Economy Energy or Power, the amount and time of delivery and the charge therefor shall be determined by the Parties to the transaction. The charge agreed to shall not be subject to later review or adjustment. Economy Energy or Power may also be arranged to be obtained from or delivered to non-CAPCO party systems interconnected with a Party.

Section 2 - Discontinuance of Services

      2.1 Service being provided under this Schedule may be discontinued at any time provided, however, that a Party making available Economy Capacity shall allow the other Party a reasonable opportunity to restore its own operating capacity or make other arrangements before discontinuing such Economy Capacity; and provided further that the receiving Party shall be obligated to pay to the supplying Party an amount not less than the Out-of-Pocket Cost of the supplying Party.

Section 3 - Compensation

      3.1  Economy Capacity

           The charge for Economy Capacity shall be based on the principle that the Party purchasing it shall pay the Out-of-Pocket Cost of providing it, and that the resulting savings to such Party shall be shared by the supplying and receiving Parties as determined by the supplying Party. When Economy Capacity is obtained from or delivered to non-CAPCO party systems inter-connected with a Party, payments shall be based on the Out-of-Pocket Cost of supplying the Economy Capacity and an allocation of the gross savings which are defined as the difference between (1) what the Out-of-Pocket Costs of the receiving Party or system would have been to supply such Economy Capacity, and
(2) the Out-of-Pocket Cost of the supplying Party or system providing the Economy Capacity. Such allocation shall be made as provided in Subsections
3.11 and 3.12.

     3.11 Each Party or system participating in the transaction other than the supplying and receiving Parties or systems, shall be paid (a) its cost of purchasing the Economy Operating Capacity supplied, plus an amount not to exceed (b) the greater of (i) 15% of the gross savings or (ii) the sum of a demand charge of $5.59 (however, the charge in any one day is not to exceed $89.40 times the maximum MW(s) reserved in any one hour of that day and the charge in that week not not to exceed $447 times the maximum MW(s) reserved in any one hour in that week) per MW reserved per hour plus $1.00 per MWh from a third party, plus any incremental costs or taxes incurred that would not otherwise have been incurred. In the event a Party or system participating in the transaction (other than the supplying and receiving Parties or systems) is to be compensated at a different amount of gross savings or demand charge under the terms and conditions of that Party's or system's interconnection agreement with a non-CAPCO party receiving the Power, then that Party or system shall be compensated at the rate specified in the interconnection agreement with the non-CAPCO party system receiving the Power.

     3.12 The supplying Party or system shall be paid its Out-of-Pocket Cost of providing the Economy Capacity, plus a portion of the gross savings as determined by the supplying Party remaining after deducting payments made under Subsection 3.11 (b). The receiving Party or system shall be entitled to the remaining gross savings.

      3.2  Economy Energy or Power

           The charge for Economy Energy or Power shall be based on the prin-ciple that the Party purchasing it shall pay the Out-of-Pocket Cost of pro-viding it and that the resulting savings to such Party shall be shared by the supplying and receiving Parties as determined by the supplying Party. When Economy Energy or Power is obtained from or delivered to non-CAPCO party systems interconnected with a Party, payments shall be based on the Out-of-Pocket Cost of supplying the Economy Energy or Power and an allocation of the gross savings which are defined as the difference between (1) what the Out-of-Pocket Costs of the receiving Party or system would have been to generate such Economy Energy or Power, and (2) the Out-of-Pocket Cost of the supplying Party or system providing the Economy Energy or Power. Such allocation shall be made as provided in Subsections 3.21 and 3.22.

     3.21 Each Party or system participating in the transaction other than the supplying and receiving Parties or systems, shall be paid (a) its cost of purchasing the Economy Energy or Power supplied, plus (b) its cost of addi-tional transmission losses incurred, plus (c) an amount not to exceed the greater of (i) 15% of the gross savings remaining after deducting all such payments for transmission losses, if any or (ii) the sum of a demand charge of $5.59 (however, the charge in any one day is not to exceed $89.40 times the maximum MW(s) reserved in any one hour of that day and the charge in that week not not to exceed $447 times the maximum MW(s) reserved in any one hour in that week) per MW reserved per hour plus $1.00 per MWh from a third party, plus any incremental costs or taxes incurred that would not otherwise have been incurred. In the event a Party or system participating in the transaction (other than the supplying and receiving Parties or systems) is to be compensated at a different amount of gross savings or demand charges under the terms and conditions of that Party's or system's interconnection agreement with a non-CAPCO party receiving the Power in the transaction, then that Party or system shall be compensated at the rate specified in the interconnection agreement with the non-CAPCO party system receiving the Power and provided additionally, however, that any incremental or decremental transmission losses incurred on the system of any other Party resulting from the transmission of such energy shall be treated in accordance with Article 7.

     3.22 The supplying Party or system shall be paid its Out-of-Pocket Cost of providing the Economy Energy or Power, plus a portion of the gross savings remaining as determined by the supplying Party after deducting all payments made under Subsections 3.21 (b) and (c). The receiving Party or system shall be entitled to the remaining gross savings and provided additionally, however, that any incremental or decremental transmission losses incurred on the system of any other Party resulting from the transmission of such energy shall be treated in accordance with Article 7.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE E
                                   UNIT POWER

Availability

     This Schedule is available to a Party ("receiving Party") which has agreed with another Party ("supplying Party") to purchase for a specified period of time a specified amount of capacity out of the portion of a particular CAPCO Unit owned by the supplying Party.

Section 1 - Services to be Rendered

      1.1 The amount of capacity purchased by a receiving Party shall be expressed as a fraction of the Unit's Net Demonstrated Capability of which the numerator is the receiving Party's entitlement in MW as purchased and the denominator is the Unit's Net Demonstrated Capability in MW at the time of the purchase. Unless otherwise agreed by the Parties to the transaction, such fraction shall remain the same notwithstanding any redetermination of the Unit's Net Demonstrated Capability. The supplying Party shall be obligated to provide and the receiving Party shall be entitled to receive in any hour upon request by the receiving Party up to an amount of capacity and energy equal to the Unit's expected capability for that hour multiplied by such fraction.

      1.2 In the event the receiving Party schedules less than its full entitlement, the balance of its entitlement shall remain as unloaded capacity available to it.

      1.3 At any time when the Unit is operated at minimum net generation re-quired for safe operation of the Unit, each receiving Party shall be obligated to schedule an amount of energy equal to the Unit's minimum net safe genera-tion for the hour multiplied by the fraction determined in Subsection 1.1; provided that, if any Party having an entitlement shall schedule more than its percentage entitlement of such minimum net safe generation, the other Party or Parties shall be obligated to schedule an amount of energy not less than the balance of such minimum net safe generation in proportion to its percentage entitlement in the Unit.

      1.4  The amount of capacity and energy scheduled under Subsections 1.1,
1.2 and 1.3 above, subject to adjustment for proportionate use of all plant auxiliary Power assignable to the operation of the Unit, and adjusted for a proportionate share of the generation step-up transformer losses if the metering is located at the low voltage terminals, shall constitute scheduled billing values (net) as of the Unit's generator transformer high voltage terminals. The supplying Party shall schedule for delivery from its system, an amount of energy equal to the energy billing value less the increase, or plus the decrease, as the case may be, in electrical losses, incurred on the system of the supplying Party resulting from the transmission of such energy. The receiving Party shall schedule for receipt into its system an equivalent amount of energy to that scheduled for delivery by the supplying Party. The losses incurred on the system of any Party other than the supplying or receiving Parties resulting from the transmission of such energy shall be banked. Any such other Party so affected shall schedule for delivery from its system the decrease in losses it incurred or shall schedule for receipt into its system the increase in losses it incurred in accordance with rules and procedures established by the Operating Committee. Electrical losses shall be determined in accordance with rules and procedures established by the Operating Committee.

Section 2 - Adjustments

      2.1 If the supplying Party's records indicate that the receiving Party was entitled to schedule (or was obligated to schedule) values less than, or more than those determined pursuant to Section 1 above for any extended period of time, adjustments in future scheduling will be made by agreement of the Parties to the transactions to compensate for such differences.

Section 3 - Auxiliary Power for Maintenance

      3.1 During the period of the transaction, the receiving Party shall be obligated to the supplying Party for maintenance auxiliary energy.

      3.2 The amount of maintenance auxiliary energy obligation shall be a figure in MWh equal to the total auxiliary Power used by the Unit's auxiliary equipment when the Unit is off for maintenance multiplied by the fraction determined pursuant to Subsection 1.1.

      3.3 Such obligation for maintenance auxiliary energy shall be dis-charged by reimbursement to the operating Owner at the operating Owner's system average cost (including net purchase Power costs) for supplying net energy for load during the current calendar month, adjusted to exclude the output and cost during the current calendar month of the Unit to which such maintenance auxiliary energy was supplied. In the event actual costs are not available, estimated costs will be used for the current month's calculations and an adjustment, based upon the deviation of estimated actual costs will be made in the next succeeding month.

Section 4 - Compensation

      4.1 The receiving Party shall compensate the supplying Party for Opera-tion and Maintenance costs, monthly, on a basis consistent with the method used to compensate the operating Owner by nonoperating Owners.

      4.2 Additionally, the receiving Party shall pay the supplying Party, monthly, Fixed Charges which shall cover Return on Investment, Depreciation and Income Tax.

     In the event that a CAPCO Unit is placed in commercial operation at a capability which is not within a reasonable range of the expected Net Demon-strated Capability, a proportional amount of the capital costs of such Unit will be retained in FERC Account 107, Construction Work in Progress, and will continue to accrue allowance for funds used during construction. Such portion shall be excluded from the determination of Fixed Charges payable by the receiving Party.

     In the event that the final Net Demonstrated Capability of a Unit proves to be different from the original expected Net Demonstrated Capability, the remaining portion of the capital costs shall be transferred to FERC Account 101, Electric Plant In-Service, and all of the capital costs shall then be included in the determination of Fixed Charges payable by the receiving Party. The operating Owner shall have the responsibility for determining the timing and level of the final Net Demonstrated Capability.

     In any event, the amount of investment in FERC Account 101, Electric Plant In-Service, shall be the basis for determining Fixed Charges to be paid.

      4.3 The supplying Party shall also bill the receiving Party for its share of property, franchise, business or other taxes and insurance applicable to its share of the Unit, based on the fraction determined pursuant to Subsection 1.1 specifically identifying these items on the invoice. To the extent that such taxes and insurance are charged to the operating expenses of the Unit, because it is impractical or inequitable to segregate them, they will be billed as part of the normal operating expense of the Unit.

      4.4 Specific charges applicable to each transaction under this Schedule from a particular Unit supplying the capacity and energy shall be set forth in appropriate Appendices to this Schedule, or in separate agreements to be attached to or referred to in appropriate Appendices to this Schedule.

                            APPENDICES TO SCHEDULE E
                     TO THE CAPCO BASIC OPERATING AGREEMENT
                           As Amended January 1, 1993



      (1) APPENDIX 1 TO SCHEDULE E, which was filed as part of Exhibit 10b(3), 1992 Form 10-K, File Nos. 1-9130, 1-2323 and 1-3583,
           filed by Centerior Energy, Cleveland Electric and Toledo Edison, remains in full force and effect, except for SM-7 Pages 16-22, 19-22, 20-22 and 21-22, revised copies of which are filed herewith.

      (2) APPENDIX 2 TO SCHEDULE E has been revised from previous filings and is filed in full herewith.

      (3) APPENDIX 3 TO SCHEDULE E, which was filed as part of Exhibit 10.24, 1980 Form 10-K, File No. 1-956, filed by Duquesne, remains in full force and effect, except for MF-1 Pages 17-21, 18-21, 19-21 and 20-21, revised copies of which are filed herewith.

      (4) APPENDIX 4 TO SCHEDULE E, which was filed as part of Exhibit 10.24, 1980 Form 10-K, File No. 1-956, filed by Duquesne, remains in full force and effect, except for BV-1 Pages 20-25, 21-25, 22-25, 23-25 and 24-25, revised copies of which are filed herewith.

      (5) APPENDIX 5 TO SCHEDULE E, which was filed as part of Exhibit 10.24, 1980 Form 10-K, File No. 1-956, filed by Duquesne, remains in full force and effect, except for MF-2 Pages 17-21, 18-21, 19-21 and 20-21, revised copies of which are filed herewith.

      (6) APPENDIX 6 TO SCHEDULE E has been revised from previous filings and is filed in full herewith.

      (7) APPENDIX 7 TO SCHEDULE E, which was filed as part of Exhibit 10b(3), 1992 Form 10-K, File Nos. 1-9130, 1-2323 and 1-3583,
           filed by Centerior Energy, Cleveland Electric and Toledo Edison, remains in full force and effect, except for PY-1 Pages 11-18, 12-18, 13-18, 16-18 and 17-18, revised copies of which are filed herewith.

      (8) APPENDIX 8 TO SCHEDULE E has been revised from previous filings and is filed in full herewith.

      APPENDIX 1 TO SCHEDULE E, which was filed as part of Exhibit 10b(3), 1992 Form 10-K, File Nos. 1-9130, 1-2323 and 1-3583, filed by
      Centerior Energy, Cleveland Electric and Toledo Edison, remains in full force and effect, except for SM-7 Pages 16-22, 19-22, 20-22 and 21-22, revised copies of which are filed herewith.

                                                            SM-7 (Page 16 of 22)

CODE                          BASIS - (Cont'd)

SY(IR)   Coal Allocation Ratio

         The portion of the cost to charge to a Purchaser(s) during the current month shall be (a) the total tons of coal allocated to the Purchaser(s) for the preceding 12-month period determined as set forth in Section IV divided by (b) the tons of coal charged to OE for the Sammis Unit No. 7 for the same 12-month period.

Section IV - Fuel

In determining fuel costs the Purchaser(s) shall be treated in the same manner as an owner. The tons of coal and the costs thereof shall be allocated in proportion to the Btu's consumed to produce the kilowatt hours taken by each of those sharing in the output of the unit, taking into account the Btu's consumed during start-ups of the unit. OE's share of Btu's used during a start-up (including Btu's which may be supplied by transfers of steam from steam sources other than that unit's own steam source) and Btu's computed to have been used during periods of synchronized on-line operation of the unit to maintain zero load on the unit (the "Y" intercept, or no load input, of the standard Input/Output equation for the unit) shall be allocated among those sharing in the OE's share of the output of the unit in proportion to their investment responsibilities in the unit during the month for which allocation is being made. Btu's consumed during periods of synchronized on-line operation in excess of those used to maintain zero load on the unit (see preceding statement) shall be allocated each hour in proportion to the net kilowatt hours determined to have been taken from the unit by each of those sharing in the output of the unit.

Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of W. H. Sammis Unit No. 7 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to W. H. Sammis Unit No. 7 on a direct basis where a direct relationship exists, or by using a net generating capability ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by OE that are attributable to W. H. Sammis Unit No. 7. Included in Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

                                                               SM-7 (Page 19-22)

               Sales of Capacity and Energy from Base Load Units
                    to Purchasers:  W. H. Sammis Unit No. 7
               Exhibit C - Reimbursement of Working Capital Costs

 I. Fuel (Coal and Oil) Inventory - Working capital cost applicable to a purchaser.

       Reimbursement by Monthly Carrying Charge in Lieu of Deposit

       The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the Supplying Party's total dollar balance in Fuel (Coal and Oil) inventory at the end of the month in which service was rendered, and shall be calculated as follows:

          W. J. Sammis Unit No. 7 - The Product Of:

          (a) Total Dollars in Supplying Party's Fuel (Coal and Oil) Inventory at the Entire Plant

          (b) The Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of Supplying Party's Plant Capacity.

          (c) One-Twelfth* of the Supplying Party's Current Annual Capital Cost Rate, augmented to Include Supplying Party's Income
              Tax Liability on the Equity Component.

II. Monthly Operation & Maintenance Expenses - Working capital cost applicable to a purchaser or to a participant.

       Reimbursement by Monthly Carrying Charge in Lieu of Deposit

       The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a),
       (b) and (c) for capacity purchased.

           (a) The current month's direct operating expenses (Accounts 500-554, 556, 557, 562 and 570) for each Participant for the Unit, including overheads, less fuel and lease payments, and any other inappropriate items.

           (b) One-Twelfth* of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

           (c) The Purchaser's entitlement share of megawatt capacity in the Unit.





*Fraction used to calculate working capital for purposes of this Exhibit

                                                               SM-7 (Page 20-22)

III. Monthly Working Capital on M&S Inventory (Excluding Coal and Oil) - Working capital cost applicable to a purchaser or to a participant.

        Reimbursement by Monthly Carrying Charge in Lieu of Deposit

        The monthly charge shall be calculated each month for the Unit as a product of (a), (b), (c) and (d) for capacity purchased.

            (a) The Operating Company's balance in M&S Inventory
                (excluding coal and oil) at the plant.

            (b) The ratio of megawatt capacity owned is required for
                units in which the plant materials and operating supplies inventory is not owned by the CAPCO partners and shall be calculated as follows:

                                    A  =  C
                                    B

                     Where:

                     A= An owning Company's megawatt share in the unit.

                     B= Total megawatt capacity of all units on site
                        excluding short lead time capacity units.

                     C= Ratio of an owning Company's portion of megawatt
                        capacity owned.

             c) One-Twelfth* of the Operating Company's Current Annual
                Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

             d) The Purchaser's entitlement share of megawatt capacity in the Unit.





*Fraction used to calculate working capital for purposes of this Exhibit

                                                            SM-7 (Page 21 of 22)





                                    (BLANK)

          APPENDIX 2 TO SCHEDULE E has been revised from previous filings and is filed in full herewith.

                                                             EL-5 (Page 1 of 13)

                            APPENDIX 2 TO SCHEDULE E


         Charges Applicable to Transactions from Eastlake Unit No. 5
                            Pursuant to Schedule E


This Appendix provides for specific charges applicable to transactions made from Eastlake Unit No. 5 pursuant to Schedule E.

Costs will be shared on a basis equivalent to that of the joint owners with certain modifications specified herein.

The following are the components of the costs to be included.

A.  Fixed Costs of Invested Capital

     1. It is expected that sales out of production units will occur pre-dominantly over a relative short time period in the early part of the unit's life. However, this Appendix develops a consistent basis which is applicable throughout the life cycle.

     2.  Amortization and tax calculations are based on the following:

            Amortization Period -        35 Years (420 Months)
            DDB Tax Life                 28 Years (336 Months)
            Estimated Salvage Rate       -5%
            Accounting Treatment         Flow-Through

     3. DDB tax depreciation is assumed, with switch to straight line method effective the first month in which the straight line remaining life depreciation exceeds DDB depreciation, with remaining life stretched out in the straight line calculations to extend to the end of the book amortization period. The switch occurs at the end of the 221st month.

     4. All fixed charges are on a month-to-month declining basis. The investment base from which fixed charges are developed shall be the CAPCO investment basis as defined in the Accounting and Procedure Manual under Procedures for Discharging Investment Responsibility.

     5. The monthly finance charge rate applicable to all additions from the in-service date through the last month of the calendar year in which the construction job order is closed out shall be one-twelfth the specified annual rate.

     6. The finance charge rate for ordinary additions in years subsequent to the calendar year in which the construction job order was closed out shall be the specified rate.

                                                             EL-5 (Page 2 of 13)

     7. Amortization and other charges and adjustments shall be billed each month. Each month's additions to plant in-service shall constitute a vintage investment. However, in order to simplify the billing process, the monthly vintages of any particular calendar year may be combined into a composite vintage, either on an ongoing basis or at the end of the calendar year, providing the same billing results. Since finance charge rates are recalculated each year, vintages of different calendar years will not be composited.

     8. The tax plant ratio to amortizable plant (CAPCO investment basis) shall be established from data for the total project as estimated at the in-service date, as described in Paragraph 5. This ratio will be used in developing fixed charge rates for the initial placements and all subsequent additions; except that in the case of major capital additions, at seller's option and with buyers' concurrence, a completely new vintage may be developed and the fixed charge factor recalculated using the new tax plant ratio and other pertinent data as appropriate.

     9. When a production unit, or a major capital addition such as described in Paragraph 7, is placed in commercial service, the first fixed charge billing shall begin effective with the in-service date. For subsequent month-to-month additions, the billing shall begin with the first full calendar month after the addition is made.

    10. Where sales are initiated out of an existing production facility to a new buyer, a single-vintage CAPCO investment basis may be calculated with an appropriate adjustment for depreciation incurred to date.
         The amortization component of the fixed charge factor will be calcu-lated on the basis of remaining life of the original amortization period or by mutual agreement.

    11. The specific fixed charge rate for Eastlake Unit No. 5 is developed in Exhibit B.

B.  Operating and Maintenance Costs

     1. The methods specified in the attached Exhibit A shall be used to allocate between the supplying Party and the receiving Party(s) or Purchaser(s) all costs, including overheads directly or indirectly applicable to the operation and maintenance of the supplying Party's participation in such unit.

     2. The supplying Party will prepare, revise from time to time as appropriate and furnish to the Purchaser(s) an annual estimate of the amount to be billed by months (a) for the cost of energy during the term of the purchase from a unit, and (b) any other costs which shall accrue during this period. The supplying Party will furnish any reasonable request for estimates for longer periods if required by the Purchaser(s).

                                                             EL-5 (Page 3 of 13)

     3. The supplying Party will maintain the records used in the deter-mination of the Purchaser(s) bill in order that the Purchaser(s) and their independent auditors shall have access at all reasonable times to such records and the supplying Party will furnish copies of such records as requested. The supplying Party shall preserve and maintain the originals of such records for at least such periods of time as the Purchaser(s) may request, having in mind the requirements of regulatory authorities having jurisdiction and the policies and practices of the parties with respect to the retention of records.

     4. The cost of preparing, preserving and making copies of such budgets, records and accounts shall be borne by the companies in proportion to their respective capacity entitlements except that any costs incurred at the special request of the Purchaser(s) shall be borne by them.

     5. The supplying Party shall have special audits conducted with respect to the matters provided for in this Appendix, either internally or by independent auditors, according to such programs and procedures as agreed to be necessary to conform to the auditing requirements of each company, and shall furnish copies of the reports of such audits to the Purchaser(s). The cost of making such audits, including any participation by the auditors of the Purchaser(s) agreed to be desirable and necessary, shall be shared by the companies in relation to the current capacity entitlement ratio. The Purchaser(s) may, at their own expense, make such further audits, using their internal or independent auditors or both, as it may be deemed desirable.

     6. If requested by the Purchaser(s), the supplying Party will make such examinations, analyses or studies as needed to support the reason-ableness of the specific costs so allocated, or provide a basis for modification to achieve such reasonableness with respect to either the specific or the indirect cost allocations. Shareable costs which are incurred by the Purchaser(s) shall be accumulated and billed on a direct charge basis from specific records or reasonable estimates with applicable additives as agreed upon by the companies.

     7. Except as otherwise provided herein, the accounting methods and practices normally in use at the time by each of the companies in determining and assigning operating and maintenance costs, generally, are to be used by such company for the purposes of this Appendix unless otherwise agreed, provided such methods and practices are consistent with sound accounting practices.

     8. The supplying Party will bill the Purchaser(s) for its share of property, franchise, business or other taxes applicable to its share of the unit, specifically identifying these items on the invoice when such taxes are payable by the supplying Party. To the extent that such taxes are charged to the operating expenses of the Unit because it is impractical or inequitable to segregate them, they will be billed as part of the normal operating expense of the Unit.

                                                             EL-5 (Page 4 of 13)

     9. As soon as possible after the close of each calendar month, prefer-ably on or before the 8th working day of the following month, the supplying Party shall advise the Purchaser(s) of its proportionate share of estimated operating expenses, fixed charges, displacement training costs and working capital for the preceding month. Any costs payable will be paid pursuant to Section 12.02 of the CAPCO Basic Operating Agreement, as amended.

C.  Working Capital

    It is recognized that the operating company undertakes certain obligations to provide expenditures in advance of compensation by the purchasers of capacity and energy. These purchases include, but may not be limited to, payroll, fuel and material and supplies purchases, and coal and material and supplies inventories. A reasonable allowance for this investment in working capital funds shall be considered a shareable cost to be compen-sated for as set out in detail in Exhibit C.

D.  Displacement Training Costs

    The CAPCO companies have agreed that the costs which an operating company will incur in training personnel at existing stations in order to be able to transfer experienced personnel to a new CAPCO generating unit should be shared by the joint owners.

    Purchasers of capacity and energy shall also share in these costs.

     1. For each new CAPCO unit, the cost basis of $1/kW of the installed capacity is determined to be a reasonable estimate of the present-day cost which a company will incur within its existing plants as a result of assigning experienced company personnel to a new CAPCO generating unit. Installed capacity for this purpose is defined as the Net Demonstrated Capability of the CAPCO generating unit.

     2. It is recognized that these costs will increase as labor costs increase. Therefore, this cost determination factor of $1/kW shall be subject to escalation for units planned to be in-service after Davis-Besse No. 1 based on an index of the composite labor costs of CAPCO companies as agreed to by the CAPCO Accounting and Finance Committee using 1972 as the base year equaling 100.0. The index to be applied shall be that calculated for the period two years prior to the actual in-service date for fossil-fired generating units and for the period three years prior to the actual in-service date for nuclear units.

     3. The Purchasers of capacity and energy shall share in these costs for the periods they are involved. An amount of 1/420 of the cost basis for each kW of the purchasing company's capacity entitlement shall be included in the monthly billing.

     4.  The cost basis provided for herein shall be shown in Exhibit D.

                                                             EL-5 (Page 5 of 13)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                      to Purchasers:  Eastlake Unit No. 5

                                   EXHIBIT A

Section I - Introduction

This Exhibit pertains to all agreements related to the Sales of Capacity and Energy from the Owners of Eastlake Unit No. 5 to Purchasers. In the event any Purchaser does not schedule part or any of its generation entitlement share as stated in the applicable agreement, the balance of its entitlement shall remain as capacity available to the Purchaser, provided that, if the Unit is operated at minimum load required for safe operation of the Unit, the Purchaser shall be obligated to schedule an amount of energy equal to that Unit's minimum load for the hour, multiplied by a fraction of which the numerator is the Purchaser's entitlement under the applicable agreement and the denominator is the applicable Unit's Net Demonstrated Capability. The amount of energy determined above, subject to adjustment for proportionate use of all plant auxiliary power assignable to the operation of the Unit, shall constitute a scheduled (billing) MWH value (net) as of each Unit's generator transformer high voltage terminals. Each Participant shall schedule for delivery from the Unit, and each Purchaser shall schedule for receipt into its system, an amount of energy equal to such billing value less the increase, or plus the decrease, as the case may be, in electrical losses incurred on its system resulting from the transmission of such energy as determined by the Planning Committee under terms of the CAPCO Transmission Facilities Agreement.

Section II - Accounting Concepts

The basis for allocating the operation and maintenance costs of Eastlake Unit No. 5 between the joint Owners is set forth in Exhibit A of the Operating Agreement for this unit. This Exhibit prescribes the method of determining the portion of that cost of an Owner which will be billed to a Purchaser.

The costs to be billed to a Purchaser will be segregated as to those that are directly identified with a Purchaser and to those that are allocated either on an investment responsibility or a fuel consumed basis. The codes for these segregations are defined at the end of Section III.

In addition to the direct costs for operating and maintaining the Unit, an Owner shall bill a Purchaser for an appropriate portion of indirect overheads and taxes other than income taxes as defined in Section V.

Section III - Allocation of Costs

The operation and maintenance costs identified by FERC account number are assigned to a Purchaser either directly or on the basis of appropriate allocation codes as set forth in the following table.

                                                             EL-5 (Page 6 of 13)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                      to Purchasers:  Eastlake Unit No. 5


                                        Direct         Owner's Costs to be
                                        Basis       Allocated to the Purchaser
Account                                   to             Allocation Codes
Number                                 Purchaser         O(IR)      SY(IR)
OPERATION ACCOUNTS

500     Supervision and Engineering*                       X
501     Fuel:  Cost of Fuel Consumed       X
501     Fuel*                                              X
501     Fuel:  Other Costs                                            X
502     Steam Expenses*                                    X
505     Electric Expenses                                  X
506     Misc. Steam Power Expenses*                        X

MAINTENANCE ACCOUNTS

510     Supervision and Engineering*                       X
511     Structures*                                        X
512     Boiler Plant                                                  X
512     Boiler Plant:  Feedwater and                       X
          Accessory Steam Plant
          Equipment*
513     Electric Plant*                                    X
514     Misc. Steam Plant                                  X

OTHER ACCOUNTS

556     System Control and Load                            X
          Dispatching (Power Supply)
557     Other Expenses (Power Supply)                      X
562     Transmission Station Expenses                      X
         (Step-Up Transformer and
          Connection to Switch Yard
          Only)
570     Maintenance of Station Equipment                   X
         (Step-Up Transformer and
          Connection to Switch Yard
          Only)

*Charges made to primary accounts (500, 501, 502, etc.) will include distribu-tions from clearing accounts for such costs as non-productive time and plant stores handling costs.

Direct charges will be made to a Purchaser for fuel consumed as determined in accordance with Section IV.

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                      to Purchasers:  Eastlake Unit No. 5

Code                                   Basis

O(IR)      Investment Responsibility Ratio

           The portion of an Owner's operation and maintenance costs for the Unit to be billed to a Purchaser for the current month shall be a fraction of which the numerator is a Purchaser's entitlement from the Unit as specified in the applicable agreement and the denomi-nator is an Owner's interest in that Unit, both figures rounded to the nearest whole megawatt. An Owner's interest in the Unit shall be the product of the prevailing Net Demonstrated Capability (NDC) of the Unit multiplied by that Owner's net generation entitlement share in the Unit.

           If the capacity of the Unit is reduced by operating problems, a Purchaser will be entitled to his O(IR) ratio multiplied by the Owner's entitlement of the output of the Unit on an hour-to-hour basis.

SY(IR)     Coal Allocation Ratio

           The portion of an Owner's cost for the Unit to be billed to a Purchaser for the current month shall be a fraction of which the numerator is the total tons of coal allocated to the Purchaser for the preceding 12-month period, and the denominator is the tons of coal charged to the Owner during that same preceding 12-month period. Prior to the time that this data is available on a 12-month basis, available data will be used to determine the allocation ratio.

Section IV - Fuel

In determining fuel costs, a Purchaser shall be treated in the same manner as an Owner.

The fuel cost shall be allocated in proportion to the Btu's consumed to produce the kilowatt-hours taken by each of those sharing in the output of the unit, taking into account the Btu's consumed during start-ups of the unit.
Btu used during a start-up (including Btu which may be supplied by transfers of steam from steam sources other than that unit's own steam source) and Btu computed to have been used during periods of synchronized on-line operation of the unit to maintain zero load on the unit (the "Y" intercept, or no load input, of the standard Input/Output equation for the unit) shall be allocated among those sharing in the output of the unit in proportion to their investment responsibilities in the unit during the month for which the allocation is being made. Btu consumed during periods of synchronized on-line operation in excess of those used to maintain zero load on the unit (see preceding statement) shall be allocated each hour in proportion to the net kilowatt-hours determined to have been taken from the unit by each of those sharing in the output of the unit.

                                                             EL-5 (Page 8 of 13)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                      to Purchasers:  Eastlake Unit No. 5


Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of Eastlake Unit No. 5 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to Eastlake Unit No. 5 on a direct basis where a direct relationship exists, or by using a net generating capability ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by CEI that are attributable to Eastlake Unit No. 5. Included in Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

For billing costs to Purchasers, labor fringe benefit additive costs shall be allocated to Eastlake Unit No. 5 on the basis of a rate representative of labor additive rates experienced by public utilities in the United States, as calculated from information contained in the U.S. Chamber of Commerce annual Employee Benefit Survey or in another mutually agreed upon source. The rate, expressed as a percent of total payroll cost, shall include the employer's share of employee benefit costs for legally required payments, retirement and savings plan payments, life insurance and death benefit payments, medical and medically related payments, and other miscellaneous benefit payments; but excluding benefits paid in the form of direct compensation to employees for time not worked such as paid rest periods, lunch or travel periods, holidays, vacations, sick time, parental leave and other similar payments.

The rate produced in this manner is 31.3% for the billing year 1993 based on U.S. Chamber of Commerce survey data from benefit year 1991, and the rate for subsequent years will be computed annually based on the then most current U.S. Chamber of Commerce Survey data or other mutually agreed upon data available, and will become effective January 1 of each such subsequent year.

The amount of labor additive costs to be allocated to each Purchaser during a given period shall be the product of the above rate multiplied by the direct labor expense allocated to the Purchaser for that period.

                                                             EL-5 (Page 9 of 13)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                      to Purchasers:  Eastlake Unit No. 5


For billing costs to Purchasers, administrative and general (A&G) expense shall be allocated to Eastlake Unit No. 5 on the basis of a rate representative of A&G rates in the utility industry as calculated from information contained in the Utility Data Institute (UDI) compilation of utilities' FERC Form 1 data or in another mutually agreed upon source. The rate shall be equal to the ratio of:

A. the sum of the base year of all amounts for all data base companies in FERC Accounts 920, 921 and 922, divided by

B. the sum for the base year for the same companies of all amounts in FERC Accounts 500 through 916, minus the amounts representing fuel and purchase power expenses in FERC Accounts 501, 518, 547, 555 and 557.

The rate produced by this calculation is 12.70% for the billing year 1993 based on UDI data from 1991, and the rate for subsequent years will be computed annually based on the then most current UDI or other mutually agreed upon data available and will become effective January 1 of each such subse-quent year.

The amount of Administrative and General Expenses to be allocated to each Purchaser during a given period shall be the product of the above ratio multiplied by the total operation and maintenance expenses and labor additives excluding Account 501 allocated to the Purchaser for that period.

In addition, a Purchaser shall pay to the Owner, at times payable by the Owner, amounts determined by multiplying (a) the property taxes and any other taxes except Federal Income Tax, payable by the Owner with respect to the Unit for the periods a Purchaser was involved by, (b) and O(IR) ratio for that period.

                                                            EL-5 (Page 10 of 13)

                                   EXHIBIT B

                        FIXED COSTS OF INVESTED CAPITAL


The monthly fixed charge for a vintage addition shall be calculated as the algebraic sum of the following components:

A. Amortization(1) -- The product of (XX) multiplied by the ratio in Note (5).

B. Finance Charge(2) -- The product of (AA) multiplied by the Seller's net unamortized investment base as of the beginning of the month being billed times the ratio in Note (5).

C.  Gross Income Tax(3)

    The product of (BB) multiplied by the net unamortized investment base as of the beginning of the month being billed.

D.  Income Tax Adjustment(4)

    The product of (.34/1-34)) times the difference between the amortization (Item A) less the tax depreciation. If the incremental federal tax rate is different from 34% in any month of such period, the factor used as the multiplier shall be adjusted to reflect such difference from 34%.

    NOTE: This adjustment may be a negative or positive value during the period of the contract.

NOTES:

(1) (XX) equals the sum of the Seller's investment base less land divided by 420 months.

     The Seller's adjusted investment base equals his total investment for Eastlake Unit No. 5 and Common Facilities as of the beginning of the month for which service is being billed.

(2) The Seller's net unamortized adjusted investment base equals the adjusted investment base, less the accumulated amortization previously reflected in rates, less investment tax credit attributed to the adjusted investment base, less the net tax deduction associated with capitalized overheads attributable to the adjusted investment base.

     (AA) is the monthly finance charge rate, which equals 1/12 of the Seller's weighted cost of capital as defined in the CAPCO Accounting and Procedures Manual under Procedures for Discharging Investment Responsibility.

                                                            EL-5 (Page 11 of 13)

                                   EXHIBIT B

                        FIXED COSTS OF INVESTED CAPITAL


NOTES:  (Cont'd)

(3) (BB) is the monthly gross income tax charge rates applicable to 1987 and post-1987 billing periods. It is the product of 1/12 of the sum of the weighted costs of common equity, preferred equity and unamortized gain on the annual finance charge multiplied by the federal income tax rate divided by the complement of the income tax rate. The tax rate may be augmented to include state income taxes as defined in the CAPCO Accounting and Procedures Manual under Procedures for Discharging Invest-ment Responsibility, i.e.,

     1/12 x (Seller's Equity Component of Capital) x (Tax Rate/(1-Tax Rate))

(4) The income tax adjustment results from the difference between book amortization and tax depreciation, and from the agreement between the parties of the extent to which such difference should be recognized in the price paid.

(5) The ratio shall be the Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of Seller's Plant Capacity.

                                                            EL-5 (Page 12 of 13)

                                   EXHIBIT C

                     REIMBURSEMENT OF WORKING CAPITAL COSTS


 I. Materials and Supplies Inventory - Working capital cost applicable to a purchaser.

         Reimbursement by Monthly Carrying Charge in Lieu of Deposit

         The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the supplying Party's total dollar balance in M&S inventory at the end of the month in which service was rendered, and shall be calculated as follows:

         (a)  Total Dollars in supplying Party's M&S Inventory at the Entire
              Plant

         (b) The Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of supplying Party's Plant Capacity.

         (c) One-Twelfth* of the supplying Party's Current Annual Capital Cost Rate, augmented to Include supplying Party's Income Tax Liability on the Equity Component.

     *Fraction used to calculate working capital for purposes of this Exhibit.


II. Monthly Operation & Maintenance Expenses - Working capital cost appli-cable to a purchaser or to an Owner.

     The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a), (b) and (c) for capacity purchased.

     (a) The current month's direct operating expenses (Accounts 500-554, 556, 557, 562 and 570) for each Owner for the Unit, including overheads, less fuel and lease payments, and any other inappropriate items.

     (b) One-Twelfth* of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

     (c)  The Purchaser's entitlement share of megawatt capacity in the Unit.



     *Fraction used to calculate working capital for purposes of this Exhibit.

                                                            EL-5 (Page 13 of 13)

                                   EXHIBIT D

                          DISPLACEMENT TRAINING COSTS


Installed Capacity at Eastlake Unit No. 5             650,000 kW

    Generation Entitlement Share

    Cleveland Electric Illuminating Company           447,000 kW

    Duquesne Light Company                            203,000 kW

                                                      650,000 kW


The participants' respective shares of the displacement training costs, based on $1.00/kW, are:

    Cleveland Electric Illuminating Company           $447,000

    Duquesne Light Company                            $203,000


Therefore, under the terms of this Agreement, each purchaser will share in these costs, based on its entitlement at the rate of 1/420 of the cost basis, for each billing month beginning with the effective purchase date.

          APPENDIX 3 TO SCHEDULE E, which was filed as part of Exhibit 10.24, 1980 Form 10-K, File No. 1-956, filed by Duquesne, remains in full force and effect, except for MF-1 Pages 17-21, 18-21, 19-21 and 20-21, revised copies of which are filed herewith.

                                                            MF-1 (Page 17 of 21)

Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of Bruce Mansfield Unit No. 1 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to Bruce Mansfield Unit No. 1 on a direct basis where a direct relationship exists, or by using a net generating capacity ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by PP that a reattributable to Bruce Mansfield Unit No. 1. Included in Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

For billing costs to Purchasers, labor fringe benefit additive costs shall be allocated to Bruce Mansfield Unit No. 1 on the basis of a rate representative of labor additive rates experienced by public utilities in the United States, as calculated from information contained in the U.S. Chamber of Commerce annual Employee Benefit Survey or in another mutually agreed upon source.
The rate, expressed as a percent of total payroll cost, shall include the employer's share of employee benefit costs for legally required payments, retirement and savings plan payments, life insurance and death benefit payments, medical and medically related payments, and other miscellaneous benefit payments; but excluding benefits paid in the form of direct compensation to employees for time not worked such as paid rest periods, lunch or travel periods, holidays, vacations, sick time, parental leave and other similar payments.

The rate produced in this manner is 31.3% for the billing year 1993 based on U.S. Chamber of Commerce survey data from benefit year 1991, and the rate for subsequent years will be computed annually based on the then most current U.S. Chamber of Commerce Survey data or other mutually agreed upon data available, and will become effective January 1 of each such subsequent year.

The amount of labor additive costs to be allocated to each Purchaser during a given period shall be the product of the above rate multiplied by the direct labor expense allocated to the Purchaser for that period.

For billing costs to Purchasers, administrative and general (A&G) expense shall be allocated to Bruce Mansfield Unit No. 1 on the basis of a rate representative of A&G rates in the utility industry as calculated from information contained in the Utility Data Institute (UDI) compilation of utilities' FERC Form 1 data or in another mutually agreed upon source. The rate shall be equal to the ratio of:

                                                            MF-1 (Page 18 of 21)


A. the sum of the base year of all amounts for all data base companies in FERC Accounts 920, 921 and 922, divided by

B. the sum for the base year for the same companies of all amounts in FERC Accounts 500 through 916, minus the amounts representing fuel and purchase power expenses in FERC Accounts 501, 518, 547, 555 and 557.

The rate produced by this calculation is 12.70% for the billing year 1993 based on UDI data from 1991, and the rate for subsequent years will be computed annually based on the then most current UDI or other mutually agreed upon data available and will become effective January 1 to each such subsequent year.

The amount of Administrative and General expenses to be allocated to each Purchaser during a given period shall be the product of the above ratio multiplied by the total operation and maintenance expenses and labor additive excluding Account 501 allocated to the Purchaser for that period.

In addition, a Purchaser shall pay to the Participant, at times payable by the Participant, amounts determined by multiplying (a) the property taxes and any other taxes except Federal Income Tax, payable by the Participant with respect to the Unit for the periods a Purchaser was involved by, (b) and O(IR) ratio for that period.

                                                               MF-1 (Page 19-21)


               Sales of Capacity and Energy from Base Load Units
                    to Purchasers:  B. Mansfield Unit No. 1
               Exhibit C - Reimbursement of Working Capital Costs

 I. Fuel (Coal and Oil) and Material and Supplies Inventory - Working capital cost applicable to a purchaser.

       Reimbursement by Monthly Carrying Charge in Lieu of Deposit

       The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the Supplying Party's total dollar balance in Fuel (Coal and Oil) and Material and Supplies Inventory at the end of the month in which service was rendered, and shall be calculated as follows:

          B. Mansfield Unit No. 1 - The Product Of:

          (a) Total Dollars in Supplying Party's Fuel (Coal and Oil) and Material and Supplies Inventory at the Entire Plant

          (b) The Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of Supplying Party's Plant Capacity.

          (c) One-Twelfth* of the Supplying Party's Current Annual Capital Cost Rate, augmented to Include Supplying Party's Income Tax Liability on the Equity Component.


II. Monthly Operation & Maintenance Expenses - Working capital cost appli-cable to a purchaser or to a participant.

       Reimbursement by Monthly Carrying Charge in Lieu of Deposit

       The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a),
       (b) and (c) for capacity purchased.

           (a) The current month's direct operating expenses (Accounts 500-554, 556, 57, 562 and 570) for each Participant for the Unit, including overheads, less fuel and lease pay-ments, and any other inappropriate items.

           (b) One-Twelfth* of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

           (c) The Purchaser's entitlement share of megawatt capacity in the Unit.


*Fraction used to calculate working capital for purposes of this Exhibit

                                                               MF-1 (Page 20-21)





                                    (BLANK)

          APPENDIX 4 TO SCHEDULE E, which was filed as part of Exhibit 10.24, 1980 Form 10-K, File No. 1-956, filed by Duquesne, remains in full force and effect, except for BV-1 Pages 20-25, 21-25, 22-25, 23-25 and 24-25, revised copies of which are filed herewith.

                                                               BV-1 (Page 20-25)

     C. Monthly payments not related to burnup made by Owners to the Lessor pertaining to the period after the beginning of commercial operation of the leased nuclear fuel shall be calculated as follows:

                    MPLc   =  Rc   (Cc)

         Where:

         MPLc     = The current payments not related to burnup made by
                    the Owners to the Lessor.

         Rc       = The current lease rate as defined in the lease
                    agreement expressed as the decimal equivalent of percent per month.

         Cc       = The lessor's net investment (acquisition cost as
                    defined in the lease agreement less burnup expenses prior to the current accounting month) at the beginning of the current accounting month.

Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of Beaver Valley Unit No. 1 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to Beaver Valley Unit No. 1 on a direct basis where a direct relationship exists, or by using a net generating capacity ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by DL that are attributable to Beaver Valley Unit No. 1. Included in Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

For billing costs to Purchasers, labor fringe benefit additive costs shall be allocated to Beaver Valley Unit No. 1 on the basis of a rate representative of labor additive rates experienced by public utilities in the United States, as calculated from information contained in the U.S. Chamber of Commerce annual Employee Benefit Survey or in another mutually agreed upon source.

The rate, expressed as a percent of total payroll cost, shall include the employer's share of employee benefit costs for legally required payments, retirement and savings plan payments, life insurance and death benefit payments, medical and medically related payments, and other miscellaneous benefit payments; but excluding

                                                            BV-1 (Page 21 of 25)

benefits paid in the form of direct compensation to employees for time not worked such as paid rest periods, lunch or travel periods, holidays, vacations, sick time, parental leave and other similar payments.

The rate produced in this manner is 31.3% for the billing year 1993 based on U.S. Chamber of Commerce survey data from benefit year 1991, and the rate for subsequent years will be computed annually based on the then most current U.S. Chamber of Commerce Survey data or other mutually agreed upon data available, and will become effective January 1 of each such subsequent year.

The amount of labor additive costs to be allocated to each Purchaser during a given period shall be the product of the above rate multiplied by the direct labor expense allocated to the Purchaser for that period.

For billing costs to Purchasers, administrative and general (A&G) expense shall be allocated to Beaver Valley Unit No. 1 on the basis of a rate representative of A&G rates in the utility industry as calculated from information contained in the Utility Data Institute (UDI) compilation of utilities' FERC Form 1 data or in another mutually agreed upon source. The rate shall be equal to the ratio of:

A. the sum of the base year of all amounts for all data base companies in FERC Accounts 920, 921 and 922, divided by

B. the sum for the base year for the same companies of all amounts in FERC Accounts 500 through 916, minus the amounts representing fuel and purchase power expenses in FERC Accounts 501, 518, 547, 555 and 557.

The rate produced by this calculation is 12.70% for the billing year 1993 based on UDI data from 1991, and the rate for subsequent years will be computed annually based on the then most current UDI or other mutually agreed upon data available and will become effective January 1 of each such subsequent year.

The amount of Administrative and General Expenses to be allocated to each Purchaser during a given period shall be the product of the above ratio multiplied by the total operation and maintenance expenses and labor additive excluding Account 501 allocated to the Purchaser for that period.

In addition, a Purchaser shall pay to the Participant, at times payable by the Participant, amounts determined by multiplying (a) the property taxes and any other taxes except Federal Income Tax, payable by the Participant with respect to the Unit for the periods a Purchaser was involved by, (b) and O(IR) ratio for that period.

                                                               BV-1 (Page 22-25)





                                    (BLANK)

                                                               BV-1 (Page 23-25)

                                   EXHIBIT C

                     REIMBURSEMENT OF WORKING CAPITAL COSTS


 I. Accumulated Deferred Fuel Expense - Working Capital Costs Applicable to a Purchaser of Capacity and Energy

    Reimbursement by Monthly Carrying Charge in Lieu of Deposit

    The charge for a given month per megawatt of capacity purchased shall be based on the Supplying Party's unamortized accumulated deferred expenses (not related to burnup) pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel per megawatt of capacity, to include the unamortized deferred depletion balance, if any, at the end of the month in which service was rendered and shall be calculated as follows:

         The Product of (a) (b) (c)

         (a) The Unamortized Accumulated Deferred Expenses (Not Related to Burnup) pertaining to the period prior to the beginning of Commercial Operation of the leased Nuclear Fuel to include the unamortized deferred depletion balance, if any.

         (b) The Ratio of Total Megawatt Capacity Purchased to the Supplying Party's Total Megawatt Capacity in Service.

         (c) One-Twelfth* of the Supplying Party's Current Annual Capital Cost Rate, plus the Supplying Party's income tax liability on the Equity Component.

II. Materials and Supplies Inventory - Working capital cost applicable to a purchaser.

         Reimbursement by Monthly Carrying Charge in Lieu of Deposit

         The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the Supplying Party's total dollar balance in M&S inventory at the end of the month in which service was rendered, and shall be calculated as follows:

              Beaver Valley Unit No. 1 - The Product Of:

              (a) Total Dollars in Supplying Party's M&S Inventory
                  at the Entire Plant

              (b) The Ration of Total Megawatt Capacity Purchased
                  (or Shared) to the Total Megawatts of Supplying
                  Party's Plant Capacity.

*FRACTION USED TO CALCULATE WORKING CAPITAL FOR PURPOSES OF THIS EXHIBIT.

                                                               BV-1 (Page 24-25)


              (c) One-twelfth* of the Supplying Party's Current Annual
                  Capital Cost Rate, augmented to include Supplying Party's Income Tax Liability on the Equity Component.

III. Monthly Operation & Maintenance Expenses - Working capital cost applicable to a purchaser or to a participant.

     The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a),
     (b) and (c) for capacity purchased.

       (a) The current monthly's direct operating expenses (Accounts 500-554, 556, 557, 562 and 570) for each Participant for the Unit, including overheads, less fuel and lease payments, and any other inappropriate items.

       (b) One-Twelfth& of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

       (c) The Purchaser's entitlement share of megawatt capacity in the Unit.

          APPENDIX 5 TO SCHEDULE E, which was filed as part of Exhibit 10.24, 1980 Form 10-K, File No. 1-956, filed by Duquesne, remains in full force and effect, except for MF-2 Pages 17-21, 18-21, 19-21 and 20-21, revised copies of which are filed herewith.

                                                            MF-2 (Page 17 of 21)

Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of Bruce Mansfield Unit No. 2 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to Bruce Mansfield Unit No. 2 on a direct basis where a direct relationship exists, or by using a net generating capacity ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by PP that a reattributable to Bruce Mansfield Unit No. 2. Included in Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

For billing costs to Purchasers, labor fringe benefit additive costs shall be allocated to Bruce Mansfield Unit No. 2 on the basis of a rate representative of labor additive rates experienced by public utilities in the United States, as calculated from information contained in the U.S. Chamber of Commerce annual Employee Benefit Survey or in another mutually agreed upon source.
The rate, expressed as a percent of total payroll cost, shall include the employer's share of employee benefit costs for legally required payments, retirement and savings plan payments, life insurance and death benefit payments, medical and medically related payments, and other miscellaneous benefit payments; but excluding benefits paid in the form of direct compensation to employees for time not worked such as paid rest periods, lunch or travel periods, holidays, vacations, sick time, parental leave and other similar payments.

The rate produced in this manner is 31.3% for the billing year 1993 based on U.S. Chamber of Commerce survey data from benefit year 1991, and the rate for subsequent years will be computed annually based on the then most current U.S. Chamber of Commerce Survey data or other mutually agreed upon data available, and will become effective January 1 of each such subsequent year.

The amount of labor additive costs to be allocated to each Purchaser during a given period shall be the product of the above rate multiplied by the direct labor expense allocated to the Purchaser for that period.

For billing costs to Purchasers, administrative and general (A&G) expense shall be allocated to Bruce Mansfield Unit No. 2 on the basis of a rate representative of A&G rates in the utility industry as calculated from information contained in the Utility Data Institute (UDI) compilation of utilities' FERC Form 1 data or in another mutually agreed upon source. The rate shall be equal to the ratio of:

                                                            MF-2 (Page 18 of 21)


A. the sum of the base year of all amounts for all data base companies in FERC Accounts 920, 921 and 922, divided by

B. the sum for the base year for the same companies of all amounts in FERC Accounts 500 through 916, minus the amounts representing fuel and purchase power expenses in FERC Account 501, 518, 547, 555 and 557.

The rate produced by this calculation is 12.70% for the billing year 1993 based on UDI data from 1991, and the rate for subsequent years will be computed annually based on the then most current UDI or other mutually agreed upon data available and will become effective January 1 of each such subsequent year.

The amount of Administrative and General expenses to be allocated to each Purchaser during a given period shall be the product of the above ratio multiplied by the total operation and maintenance expenses and labor additives excluding Account 501 allocated to the Purchaser for that period.

In addition, a Purchaser shall pay to the Participant, at times payable by the Participant, amounts determined by multiplying (a) the property taxes and any other taxes except Federal Income Tax, payable by the Participant with respect to the Unit for the periods a Purchaser was involved by, (b) and O(IR) ratio for that period.

                                                               MF-2 (Page 19-21)

               Sales of Capacity and Energy from Base Load Units
                    to Purchasers:  B. Mansfield Unit No. 2
               Exhibit C - Reimbursement of Working Capital Costs

 I. Fuel (Coal and Oil) Inventory - Working capital cost applicable to a purchaser.

       Reimbursement by Monthly Carrying Charge in Lieu of Deposit

       The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the Supplying Party's total dollar balance in Fuel (Coal and Oil) and Material and Supplies Inventory at the end of the month in which service was rendered, and shall be calculated as follows:

          B. Mansfield Unit No. 2 - The Product Of:

          (a) Total Dollars in Supplying Party's Fuel (Coal and Oil) and Material and Supplies Inventory at the Entire Plant

          (b) The Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of Supplying Party's Plant Capacity.

          (c) One-Twelfth* of the Supplying Party's Current Annual Capital Cost Rate, augmented to Include Supplying Party's Income
              Tax Liability on the Equity Component.

II. Monthly Operation & Maintenance Expenses - Working capital cost applicable to a purchaser or to a participant.

       Reimbursement by Monthly Carrying Charge in Lieu of Deposit

       The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a),
       (b) and (c) for capacity purchased.

           (a) The current month's direct operating expenses (Accounts 500-554, 556, 557, 562 and 570) for each Participant for the Unit, including overheads, less fuel and lease payments, and any other inappropriate items.

           (b) One-Twelfth* of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

           (c) The Purchaser's entitlement share of megawatt capacity in the Unit.




*Fraction used to calculate working capital for purposes of this Exhibit

                                                               MF-2 (Page 20-21)





                                    (BLANK)

          APPENDIX 6 TO SCHEDULE E has been revised from previous filings and is filed in full herewith.

                                                             DB-1 (Page 1 of 17)

                            APPENDIX 6 TO SCHEDULE E


        Charges Applicable to Transactions from Davis-Besse Unit No. 1
                            Pursuant to Schedule E


This Appendix provides for specific charges applicable to transactions made from Davis-Besse Unit No. 1 pursuant to Schedule E.

Costs will be shared on a basis equivalent to that of the joint owners with certain modifications specified herein.

The following are the components of the costs to be included.

A.  Fixed Costs of Invested Capital

     1. It is expected that sales out of production units will occur pre-dominantly over a relative short time period in the early part of the unit's life. However, this Appendix develops a consistent basis which is applicable throughout the life cycle.

     2.  Amortization and tax calculations are based on the following:

            Amortization Period -        35 Years (420 Months)
              Plant
            DDB Tax Life                 28 Years (336 Months)
            Estimated Salvage Rate       -10%
            Accounting Treatment         Flow-Through

     3. DDB tax depreciation is assumed, with switch to straight line method effective the first month in which the straight line remaining life depreciation exceeds DDB depreciation, with remaining life stretched out in the straight line calculations to extend to the end of the book amortization period. The switch occurs at the end of the 221st month.

     4. All fixed charges are on a month-to-month declining basis. The investment base from which fixed charges are developed shall be the CAPCO investment basis as defined in the Accounting and Procedure Manual under Procedures for Discharging Investment Responsibility.

     5. The monthly finance charge rate applicable to all additions from the in-service date through the last month of the calendar year in which the construction job order is closed out shall be one-twelfth the specified annual rate.

     6. The finance charge rate for ordinary additions in years subsequent to the calendar year in which the construction job order was closed out shall be the specified rate.

                                                             DB-1 (Page 2 of 17)

     7. Amortization and other charges and adjustments shall be billed each month. Each month's additions to plant in-service shall constitute a vintage investment. However, in order to simplify the billing process, the monthly vintages of any particular calendar year may be combined into a composite vintage, either on an ongoing basis or at the end of the calendar year, providing the same billing results. Since finance charge rates are recalculated each year, vintages of different calendar years will not be composited.

     8. The tax plant ratio to amortizable plant (CAPCO investment basis) shall be established from data for the total project as estimated at the in-service date, as described in Paragraph 5. This ratio will be used in developing fixed charge rates for the initial placements and all subsequent additions; except that in the case of major capital additions, at seller's option and with buyers' concurrence, a completely new vintage may be developed and the fixed charge factor recalculated using the new tax plant ratio and other pertinent data as appropriate.

     9. When a production unit, or a major capital addition such as described in Paragraph 7, is placed in commercial service, the first fixed charge billing shall begin effective with the in-service date. For subsequent month-to-month additions, the billing shall begin with the first full calendar month after the addition is made.

    10. Where sales are initiated out of an existing production facility to a new buyer, a single-vintage CAPCO investment basis may be calculated with an appropriate adjustment for depreciation incurred to date.
         The amortization component of the fixed charge factor will be calcu-lated on the basis of remaining life of the original amortization period or by mutual agreement.

    11. The specific fixed charge rate for Davis-Besse Unit No. 1 is developed in Exhibit B.

B.  Operating and Maintenance Costs

     1. The methods specified in the attached Exhibit A shall be used to allocate between the supplying Party and the receiving Party(s) or Purchaser(s) all costs, including overheads directly or indirectly applicable to the operation and maintenance of the supplying Party's participation in such unit.

     2. The supplying Party will prepare, revise from time to time as appropriate and furnish to the Purchaser(s) an annual estimate of the amount to be billed by months (a) for the cost of energy during the term of the purchase from a unit, and (b) any other costs which shall accrue during this period. The supplying Party will furnish any reasonable request for estimates for longer periods if required by the Purchaser(s).

                                                             DB-1 (Page 3 of 17)

     3. The supplying Party will maintain the records used in the deter-mination of the Purchaser(s) bill in order that the Purchaser(s) and their independent auditors shall have access at all reasonable times to such records and the supplying Party will furnish copies of such records as requested. The supplying Party shall preserve and maintain the originals of such records for at least such periods of time as the Purchaser(s) may request, having in mind the requirements of regulatory authorities having jurisdiction and the policies and practices of the parties with respect to the retention of records.

     4. The cost of preparing, preserving and making copies of such budgets, records and accounts shall be borne by the companies in proportion to their respective capacity entitlements except that any costs incurred at the special request of the Purchaser(s) shall be borne by them.

     5. The supplying Party shall have special audits conducted with respect to the matters provided for in this Appendix, either internally or by independent auditors, according to such programs and procedures as agreed to be necessary to conform to the auditing requirements of each company, and shall furnish copies of the reports of such audits to the Purchaser(s). The cost of making such audits, including any participation by the auditors of the Purchaser(s) agreed to be desirable and necessary, shall be shared by the companies in relation to the current capacity entitlement ratio. The Purchaser(s) may, at their own expense, make such further audits, using their internal or independent auditors or both, as it may be deemed desirable.

     6. If requested by the Purchaser(s), the supplying Party will make such examinations, analyses or studies as needed to support the reason-ableness of the specific costs so allocated, or provide a basis for modification to achieve such reasonableness with respect to either the specific or the indirect cost allocations. Shareable costs which are incurred by the Purchaser(s) shall be accumulated and billed on a direct charge basis from specific records or reasonable estimates with applicable additives as agreed upon by the companies.

     7. Except as otherwise provided herein, the accounting methods and practices normally in use at the time by each of the companies in determining and assigning operating and maintenance costs, generally, are to be used by such company for the purposes of this Appendix unless otherwise agreed, provided such methods and practices are consistent with sound accounting practices.

     8. The supplying Party will bill the Purchaser(s) for its share of property, franchise, business or other taxes applicable to its share of the unit, specifically identifying these items on the invoice when such taxes are payable by the supplying Party. To the extent that such taxes are charged to the operating expenses of the Unit because it is impractical or inequitable to segregate them, they will be billed as part of the normal operating expense of the Unit.

                                                             DB-1 (Page 4 of 17)

     9. As soon as possible after the close of each calendar month, prefer-ably on or before the 8th working day of the following month, the supplying Party shall advise the Purchaser(s) of its proportionate share of estimated operating expenses, fixed charges, displacement training costs and working capital for the preceding month. Any costs payable will be paid pursuant to Section 12.02 of the CAPCO Basic Operating Agreement, as amended.

C.  Working Capital

    It is recognized that the operating company undertakes certain obligations to provide expenditures in advance of compensation by the purchasers of capacity and energy. These purchases include, but may not be limited to, payroll, fuel and material and supplies purchases, and material and supplies inventories. A reasonable allowance for this investment in working capital funds shall be considered a shareable cost to be compen-sated for as set out in detail in Exhibit C.

D.  Displacement Training Costs

    The CAPCO companies have agreed that the costs which an operating company will incur in training personnel at existing stations in order to be able to transfer experienced personnel to a new CAPCO generating unit should be shared by the joint owners.

    Purchasers of capacity and energy shall also share in these costs.

     1. For each new CAPCO unit, the cost basis of $1/kW of the installed capacity is determined to be a reasonable estimate of the present-day cost which a company will incur within its existing plants as a result of assigning experienced company personnel to a new CAPCO generating unit. Installed capacity for this purpose is defined as the Net Demonstrated Capability of the CAPCO generating unit.

     2. It is recognized that these costs will increase as labor costs increase. Therefore, this cost determination factor of $1/kW shall be subject to escalation for units planned to be in-service after Davis-Besse No. 1 based on an index of the composite labor costs of CAPCO companies as agreed to by the CAPCO Accounting and Finance Committee using 1972 as the base year equaling 100.0. The index to be applied shall be that calculated for the period two years prior to the actual in-service date for fossil-fired generating units and for the period three years prior to the actual in-service date for nuclear units.

     3. The Purchasers of capacity and energy shall share in these costs for the periods they are involved. An amount of 1/420 of the cost basis for each kW of the purchasing company's capacity entitlement shall be included in the monthly billing.

     4.  The cost basis provided for herein shall be shown in Exhibit D.

                                                             DB-1 (Page 5 of 17)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                 to Purchasers:  Davis-Besse Station Unit No. 1

                                   EXHIBIT A

Section I - Introduction

This Exhibit pertains to all agreements related to the Sales of Capacity and Energy from the Owners of Davis-Besse Unit No. 1 to Purchasers. In the event any Purchaser does not schedule part or any of its generation entitlement share as stated in the applicable agreement, the balance of its entitlement shall remain as capacity available to the Purchaser, provided that, if the Unit is operated at minimum load required for safe operation of the Unit, the Purchaser shall be obligated to schedule an amount of energy equal to that Unit's minimum load for the hour, multiplied by a fraction of which the numerator is the Purchaser's entitlement under the applicable agreement and the denominator is the applicable Unit's Net Demonstrated Capability. The amount of energy determined above, subject to adjustment for proportionate use of all plant auxiliary power assignable to the operation of the Unit, shall constitute a scheduled (billing) MWH value (net) as of each Unit's generator transformer high voltage terminals. Each Participant shall schedule for delivery from the Unit, and each Purchaser shall schedule for receipt into its system, an amount of energy equal to such billing value less the increase, or plus the decrease, as the case may be, in electrical losses incurred on its system resulting from the transmission of such energy as determined by the Planning Committee under terms of the CAPCO Transmission Facilities Agreement.

Section II - Accounting Concepts

The basis for allocating the operation and maintenance costs of Davis-Besse Unit No. 1 between the joint Owners is set forth in Exhibit A of the Operating Agreement for this unit. This Exhibit prescribes the method of determining the portion of that cost of an Owner which will be billed to a Purchaser.

The costs to be billed to a Purchaser will be segregated as to those that are directly identified with a Purchaser and to those that are allocated either on an investment responsibility or a fuel consumed basis. The codes for these segregations are defined at the end of Section III.

In addition to the direct costs for operating and maintaining the Unit, an Owner shall bill a Purchaser for an appropriate portion of indirect overheads and taxes other than income taxes as defined in Section V.

Section III - Allocation of Costs

The operation and maintenance costs identified by FERC account number are assigned to a Purchaser either directly or on the basis of appropriate allocation codes as set forth in the following table.

                                                             DB-1 (Page 6 of 17)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                 to Purchasers:  Davis-Besse Station Unit No. 1

                                        Direct      Participants' Costs to be
                                        Basis       Allocated to the Purchaser
Account                                   to             Allocation Codes
Number                                 Purchaser         O(IR)      HY(IR)
OPERATION ACCOUNTS

517     Supervision and Engineering                        X
518     Nuclear Fuel Expense               X
519     Coolants and Water*                                X
519     Coolants and Water*                                           X
520     Steam Expenses*                                    X
520     Steam Expenses*                                               X
523     Electric Expenses                                  X
524     Misc. Nuclear Power Expenses                       X
525     Rents                                              X

MAINTENANCE ACCOUNTS

528     Supervision and Engineering                        X
529     Structures                                         X
530     Reactor Plant and Equipment*                                  X
530     Reactor Plant and Equipment*                       X
531     Electric Plant                                     X
532     Misc. Nuclear Plant                                X

OTHER ACCOUNTS

562     Operation - Station Expenses                       X
570     Maintenance of Station Equipment                   X

*See Exhibit A of the Davis-Besse Station Operating Agreement for breakdown of these accounts.

Direct charges will be made to a Purchaser for fuel consumed as determined in accordance with Section IV.

Code                                   Basis

O(IR) The portion of an Owner's operation and maintenance costs for the Unit to be billed to a Purchaser for the current month shall be a fraction of which the numerator is a Purchaser's entitlement from the Unit as specified in the applicable agreement and the denomi-nator is an Owner's interest in that Unit, both figures rounded to the nearest whole megawatt. An Owner's interest in the Unit shall be the product of the prevailing Net Demonstrated Capability (NDC) of the Unit multiplied by that Owner's net generation entitlement share in the Unit.

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                 to Purchasers:  Davis-Besse Station Unit No. 1

Code                                   Basis

           If the capacity of the Unit is reduced by operating problems, a Purchaser will be entitled to his O(IR) ratio multiplied by the Owner's entitlement of the output of the Unit on an hour-to-hour basis.

HY(IR) The portion of an Owner's cost for the Unit to be billed to a Purchaser for the current month shall be a fraction of which the numerator is the portion of the BTU input to the main unit turbine used to produce the kilowatthours of energy taken from the Unit by the Purchaser during the preceding 12-month period and the denomi-nator is the portion of the BTU input to the main turbine used to produce the kilowatthours of energy taken from the Unit by the Owner during that same preceding 12-month period. Prior to the time that this data is available on a 12-month basis, available data will be used to determine the allocation ratio.

Section IV - Fuel

In determining fuel costs, a Purchaser shall be treated in the same manner as an Owner.

The following basic principles shall govern the calculation of depletion (amortization) of fuel assemblies installed in the reactor for heat production and the billing of fuel costs to Purchasers.

1. Nuclear fuel assemblies shall be considered to be producing heat only during periods of zero or positive net generation.

2. During periods of negative net generation, it will be considered that installed nuclear fuel assemblies are not producing heat and are not thus consumed. During periods of negative net generation, records of station service electric energy supplied by the system shall be maintained and the participants in the Unit shall be invoiced for such electric energy in proportion to their investment responsibilities in the Unit as the operating Owner's system average production cost (including net purchased power costs) during the current calendar month adjusted to exclude the output and cost during the current calendar month of the Unit to which such station service energy was supplied.

3. During periods of zero or positive net generation, the components of consumption of heat from nuclear fuel assemblies shall be considered to consist of a fixed heat consumption component and a variable heat consumption component. The components of heat consumption are illustrated by the current turbine-generator heat consumption curve for the Unit as agreed to by the Owners. The fixed portion of heat consumption consists of the heat produced by the reactor required to supply station service electric energy plus heat losses in the plant.

                                                             DB-1 (Page 8 of 17)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                 to Purchasers:  Davis-Besse Station Unit No. 1

4. During periods of zero or positive net generation, the fixed and variable portions of the total Unit heat consumption shall be calculated on an hour-by-hour basis. The fixed portion of the Unit heat consumption shall be the product of service hours accumulated during periods of zero or positive net generation times the fixed unit heat consumption as indicated on the current turbine-generator heat consumption curve for the Unit as agreed to by the Owners. The variable portion of the Unit heat consumption shall be the total net main unit generation in MWe hr/hr converted to BTU/hr excluding the fixed unit heat consumption utilizing the relationship between MWe hr/hr versus BTU/hr as represented on the current turbine-generator heat consumption curve for each Unit as agreed to by the Owners. The total unit heat consumption shall be the sum of fixed and variable portions of the unit heat consumption.

5. In calculations for determining the cost of nuclear fuel consumed, Toledo Edison Company shall take into account the original acquisition cost of the materials and services required to provide the fuel as originally installed, and predicted total heat output of the assemblies and the estimated net value of salvage materials. TE shall calculate such cost of nuclear fuel consumed using methods and/or computer codes generally considered acceptable by the CAPCO Companies for this purpose.

6. For owned nuclear fuel, the total monthly nuclear fuel expense for the Purchaser shall be determined by the formula

                           FCc = Ec (Ac - Sf)
                                    ---------
                                        Ef

    where:

    FCc =  Nuclear Fuel expense during the current accounting month.

    Ec = The energy received by the Purchaser during the current accounting month.

    Ef = The energy expected to be produced from the fuel component. Fuel component can be a fuel assembly, sub-region, region or entire core.

    Ac  =  The Owner's current net costs.

    Sf = Anticipated salvage value of the fuel with related deductions including, but not limited to, shipping, reprocessing and waste disposal costs.

When the Owner adjusts its Ac, Sf and Ef factors, these same factors will be adjusted in a similar manner for the Purchaser.

                                                             DB-1 (Page 9 of 17)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                 to Purchasers:  Davis-Besse Station Unit No. 1


7. For leased nuclear fuel, the total monthly nuclear fuel expense for the Purchaser is composed of a) a burnup expense related to energy resource consumption, b) amortization of accumulated deferred expenses not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel, and c) monthly payments not related to burnup made by the Owners to the Lessor pertaining to the period after the beginning of commercial operation of the leased nuclear fuel.

    A.  The monthly burnup expense shall be calculated as follows:

                               Bc = Ec (Cc - Sf)
                                       ---------
                                          Ef
        where:

        Bc =  Burnup expense for the current accounting month.

        Ec = The energy received by the Purchaser during the current accounting month.

        Ef = The energy expected to be produced from the fuel component. Fuel component can be a fuel assembly, sub-region or entire core.

        Cc =  The Lessor's current net costs.

        Sf = Anticipated salvage value of the fuel with related deductions including, but not limited to, shipping, reprocessing and waste disposal costs.

    B. The amortization of accumulated deferred expenses not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel shall be calculated as follows:

                                 PDAc = Ec (Dp)
                                           ----
                                            Ef
        where:

        PDAc = The current month amortization of deferred expenses not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel.

        Ec   =  The energy received by the Purchaser during the current accounting month.

        Ef   =  The energy expected to be produced from the fuel component.

                                                            DB-1 (Page 10 of 17)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                     to Purchasers:  Davis-Besse Unit No. 1


         Dp    =  The unamortized portion at the beginning of the current accounting month of the deferred expense not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel.

     C. Monthly payments not related to burnup made by Owners to the Lessor pertaining to the period after the beginning of commercial operation of the leased nuclear fuel billable to the Purchaser shall be calculated as follows:

                             MPLc = Rc (Cc) (O(IR))

         where:

         MPLc = The current payments not related to burnup made by the Owner to the Lessor.

         Rc    =  The current lease rate as defined in the lease agreement expressed as the decimal equivalent of percent month.

         Cc    =  The Lessor's current net costs.

         O(IR)    As defined in Section III.

Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of Davis-Besse Unit No. 1 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to Davis-Besse Unit No. 1 on a direct basis where a direct relationship exists, or by using a net generating capability ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by TE that are attributable to Davis-Besse Unit No. 1. Included in Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

                                                            DB-1 (Page 11 of 17)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                 to Purchasers:  Davis-Besse Station Unit No. 1


For billing costs to Purchasers, labor fringe benefit additive costs shall be allocated to Davis-Besse Unit No. 1 on the basis of a rate representative of labor additive rates experienced by public utilities in the United States, as calculated from information contained in the U.S. Chamber of Commerce annual Employee Benefit Survey or in another mutually agreed upon source. The rate, expressed as a percent of total payroll cost, shall include the employer's share of employee benefit costs for legally required payments, retirement and savings plan payments, life insurance and death benefit payments, medical and medically related payments, and other miscellaneous benefit payments; but excluding benefits paid in the form of direct compensation to employees for time not worked such as paid rest periods, lunch or travel periods, holidays, vacations, sick time, parental leave and other similar payments.

The rate produced in this manner is 31.3% for the billing year 1993 based on U.S. Chamber of Commerce survey data from benefit year 1991, and the rate for subsequent years will be computed annually based on the then most current U.S. Chamber of Commerce Survey data or other mutually agreed upon data available, and will become effective January 1 of each such subsequent year.

The amount of labor additive costs to be allocated to each Purchaser during a given period shall be the product of the above rate multiplied by the direct labor expense allocated to the Purchaser for that period.

For billing costs to Purchasers, administrative and general (A&G) expense shall be allocated to Davis-Besse Unit No. 1 on the basis of a rate representative of A&G rates in the utility industry as calculated from information contained in the Utility Data Institute (UDI) compilation of utilities' FERC Form 1 data or in another mutually agreed upon source. The rate shall be equal to the ratio of:

A. the sum of the base year of all amounts for all data base companies in FERC Accounts 920, 921 and 922, divided by

B. the sum for the base year for the same companies of all amounts in FERC Accounts 500 through 916, minus the amounts representing fuel and purchase power expenses in FERC Accounts 501, 518, 547, 555 and 557.

The rate produced by this calculation is 12.70% for the billing year 1993 based on UDI data from 1991, and the rate for subsequent years will be computed annually based on the then most current UDI or other mutually agreed upon data available and will become effective January 1 of each such subse-quent year.

The amount of Administrative and General Expenses to be allocated to each Purchaser during a given period shall be the product of the above ratio multiplied by the total operation and maintenance expenses and labor additives excluding Account 518 allocated to the Purchaser for that period.

                                                            DB-1 (Page 12 of 17)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                 to Purchasers:  Davis-Besse Station Unit No. 1


In addition, a Purchaser shall pay to the Owner, at times payable by the Owner, amounts determined by multiplying (a) the property taxes and any other taxes except Federal Income Tax, payable by the Owner with respect to the Unit for the periods a Purchaser was involved by, (b) and O(IR) ratio for that period.

                                   EXHIBIT B

                        FIXED COSTS OF INVESTED CAPITAL


The monthly fixed charge for a vintage addition shall be calculated as the algebraic sum of the following components:

A. Amortization(1) -- The product of (XX) multiplied by the ratio in Note (5).

B. Finance Charge(2) -- The product of (AA) multiplied by the Seller's net unamortized investment base as of the beginning of the month being billed times the ratio in Note (5).

C.  Gross Income Tax(3)

    (i) For billing months after 1987, the product of (BB) multiplied by the net unamortized investment base as of the beginning of the month being billed. If the incremental federal tax rate is different from 34% in any month of such period, the factor used as the multiplier shall be adjusted to reflect such difference from 34%.

D.  Income Tax Adjustment(4)

    For billing months after 1987, the product of (.34/1-34)) times the difference between the amortization (Item A) less the tax depreciation. If the incremental federal tax rate is different from 34% in any month of such period, the factor used as the multiplier shall be adjusted to reflect such difference from 34%.

    NOTE: This adjustment may be a negative or positive value during the period of the contract.

NOTES:

(1) (XX) equals the sum of the Seller's investment base less land divided by 420 months.

     The Seller's adjusted investment base equals his total investment for Beaver Valley Unit No. 2 and Common Facilities as of the beginning of the month for which service is being billed.

(2) The Seller's net unamortized adjusted investment base equals the adjusted investment base, less the accumulated amortization previously reflected in rates, less investment tax credit attributed to the adjusted investment base, less the net tax deduction associated with capitalized overheads attributable to the adjusted investment base.

     (AA) is the monthly finance charge rate, which equals 1/12 of the Seller's weighted cost of capital as defined in the CAPCO Accounting and Procedures Manual under Procedures for Discharging Investment Responsibility.

                                                            DB-1 (Page 14 of 17)

                                   EXHIBIT B

                        FIXED COSTS OF INVESTED CAPITAL


NOTES:  (Cont'd)

(3) (BB) is the monthly gross income tax charge rates applicable to 1987 and post-1987 billing periods. It is the product of 1/12 of the sum of the weighted costs of common equity, preferred equity and unamortized gain on the annual finance charge multiplied by the federal income tax rate divided by the complement of the income tax rate. The tax rate may be augmented to include state income taxes as defined in the CAPCO Accounting and Procedures Manual under Procedures for Discharging Invest-ment Responsibility, i.e.,

     1/12 x (Seller's Equity Component of Capital) x (Tax Rate/(1-Tax Rate))

(4) The income tax adjustment results from the difference between book amortization and tax depreciation, and from the agreement between the parties of the extent to which such difference should be recognized in the price paid.

(5) The ratio shall be the Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of Seller's Plant Capacity.

                                   EXHIBIT C

                     REIMBURSEMENT OF WORKING CAPITAL COSTS


  I. Accumulated Deferred Fuel Expense - Working Capital Costs Applicable to a Purchaser of Capacity and Energy

          Reimbursement by Monthly Carrying Charge in Lieu of Deposit

          The charge for a given month per megawatt of capacity purchased shall be based on the supplying Party's unamortized accumulated deferred expenses (not related to burnup) pertaining to the period prior to the the beginning of commercial operation of the leased nuclear fuel per megawatt of capacity, to include the unamortized deferred depletion balance, if any, at the end of the month in which service was rendered and shall be calculated as follows:

              The Product of (a) (b) (c)

              (a) The Unamortized Accumulated Deferred Expenses (Not Related to Burnup) pertaining to the period prior to the beginning of Commercial Operation of the leased Nuclear Fuel to include the unamortized deferred depletion balance, if any.

              (b) The Ratio of Total Megawatt Capacity Purchased to the supplying Party's Total Megawatt Capacity in Service.

              (c) One-Twelfth* of the supplying Party's Current Annual Capital Cost Rate, plus the supplying Party's income tax liability on the Equity Component.

 II. Materials and Supplies Inventory - Working capital cost applicable to a purchaser.

          Reimbursement by Monthly Carrying Charge in Lieu of Deposit

          The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the supplying Party's total dollar balance in M&S inventory at the end of the month in which service was rendered, and shall be calculated as follows:

          (a)  Total Dollars in supplying Party's M&S Inventory at the Entire
               Plant

          (b) The Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of supplying Party's Plant Capacity.

          (c) One-Twelfth* of the supplying Party's Current Annual Capital Cost Rate, augmented to Include supplying Party's Income Tax Liability on the Equity Component.

      *Fraction used to calculate working capital for purposes of this Exhibit.

                                                            DB-1 (Page 16 of 17)

                                   EXHIBIT C

                     REIMBURSEMENT OF WORKING CAPITAL COSTS


III. Monthly Operation & Maintenance Expenses - Working capital cost appli-cable to a purchaser or to an Owner.

      The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a), (b) and (c) for capacity purchased.

      (a) The current month's direct operating expenses (Accounts 500-554, 556, 557, 562 and 570) for each Owner for the Unit, including overheads, less fuel and lease payments, and any other inappropriate items.

      (b) One-Twelfth* of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

      (c)  The Purchaser's entitlement share of megawatt capacity in the Unit.



      *Fraction used to calculate working capital for purposes of this Exhibit.

                                                            DB-1 (Page 17 of 17)

                                   EXHIBIT D

                          DISPLACEMENT TRAINING COSTS


Installed Capacity at Davis-Besse Station No. 1         906,000 kW

    Generation Entitlement Share

    Cleveland Electric Illuminating Company            51.38%

    Toledo Edison Company                              48.62%

                                                      100.00%


The participants' respective shares of the displacement training costs, based on $1.00/kW, are:

    Cleveland Electric Illuminating Company           $465,500

    Toledo Edison Company                             $440,500


Therefore, under the terms of this Agreement, each purchaser will share in these costs, based on its entitlement at the rate of 1/420 of the cost basis, for each billing month beginning with the effective purchase date.

          APPENDIX 7 TO SCHEDULE E, which was filed as part of Exhibit 10b(3), 1992 Form 10-K, File Nos. 1-9130, 1-2323 and 1-3583,
          filed by Centerior Energy, Cleveland Electric and Toledo Edison, remains in full force and effect, except for PY-1 Pages 11-18, 12-18, 13-18, 16-18 and 17-18, revised copies of which are filed herewith.

                                                               PY-1 (Page 11-18)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                     to Purchasers:  Perry Plant Unit No. 1

     Dp = The unamortized portion at the beginning of the current accounting month of the deferred expense not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel.

C. Monthly payments not related to burnup made by Participants to the Lessor pertaining to the period after the beginning of commercial operation of the leased nuclear fuel billable to the Purchaser shall be calculated as follows:

                   MPLc   =  Rc(Cc)(O(IR))

     Where:

     MPLc   =  The current payments not related to burnup made by the
               Participant to the Lessor.

     Rc     =  The current lease rate as defined in the lease agreement expressed as the decimal equivalent of percent per month.

     Cc     =  The Lessor's current net costs.

     O(IR)  As defined in Section III.

Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of Perry Unit No. 1 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to Perry Unit No. 1 on a direct basis where a direct relationship exists, or by using a net generating capability ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by CEI that are attributable to Perry Unit No. 1. Included in Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

For billing costs to Purchasers, labor fringe benefit additive costs shall be allocated to Perry Unit No. 1 on the basis of a rate representative of labor additive rates experienced by public utilities in the United States, as calculated from information contained in the U.S. Chamber of Commerce annual Employee Benefit Survey or in another mutually agreed upon source.

                                                            PY-1 (Page 12 of 18)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
                     to Purchasers:  Perry Plant Unit No. 1

The rate, expressed as a percent of total payroll cost, shall include the employer's share of employee benefit costs for legally required payments, retirement and savings plan payments, life insurance and death benefit payments, medical and medically related payments, and other miscellaneous benefit payments; but excluding benefits paid in the form of direct compensation to employees for time not worked such as paid rest periods, lunch or travel periods, holidays, vacations, sick time, parental leave and other similar payments.

The rate produced in this manner is 31.3% for the billing year 1993 based on U.S. Chamber of Commerce survey data from benefit year 1991, and the rate for subsequent years will be computed annually based on the then most current U.S. Chamber of Commerce Survey data or other mutually agreed upon data available, and will become effective January 1 of each such subsequent year.

The amount of labor additive costs to be allocated to each Purchaser during a given period shall be the product of the above rate multiplied by the direct labor expense allocated to the Purchaser for that period.

For billing costs to Purchasers, administrative and general (A&G) expense shall be allocated to Perry Unit No. 1 on the basis of a rate representative of A&G rates in the utility industry as calculated from information contained in the Utility Data Institute (UDI) compilation of utilities' FERC Form 1 data or in another mutually agreed upon source. The rate shall be equal to the ratio of:

A. the sum of the base year of all amounts for all data base companies in FERC Accounts 920, 921 and 922, divided by

B. the sum for the base year for the same companies of all amounts in FERC Accounts 500 through 916, minus the amounts representing fuel and purchase power expenses in FERC Accounts 501, 518, 547, 555 and 557.

The rate produced by this calculation is 12.70% for the billing year 1993 based on UDI data from 1991, and the rate for subsequent years will be computed annually based on the then most current UDI or other mutually agreed upon data available and will become effective January 1 of each such subsequent year.

The amount of Administrative and General Expenses to be allocated to each Purchaser during a given period shall be the product of the above ratio multiplied by the total operation and maintenance expenses and labor additives excluding Account 501 allocated to the Purchaser for that period.

In addition, a Purchaser shall pay to the Participant, at times payable by the Participant, amounts determined by multiplying (a) the property taxes and any other taxes except Federal Income Tax, payable by the Participant with respect to the Unit for the periods a Purchaser was involved by, (b) and O(IR) ratio for that period.

                                                            PY-1 (Page 13 of 18)





                                    (BLANK)

                                                               PY-1 (Page 16-18)

                                   EXHIBIT C

                     REIMBURSEMENT OF WORKING CAPITAL COSTS

I. Accumulated Deferred Fuel Expense - Working Capital Costs Applicable to a Purchaser of Capacity and Energy

    Reimbursement by Monthly Carrying Charge in Lieu of Deposit

    The charge for a given month per megawatt of capacity purchased shall be based on the Supplying Party's unamortized accumulated deferred expenses (not related to burnup) pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel per megawatt of capacity, to include the unamortized deferred depletion balance, if any, at the end of the month in which service was rendered and shall be calculated as follows:

         The Product of (a) (b) (c)

         (a) The Unamortized Accumulated Deferred Expenses (Not Related to Burnup) pertaining to the period prior to the beginning of Commercial Operation of the leased Nuclear Fuel to include the unamortized deferred depletion balance, if any.

         (b) The Ratio of Total Megawatt Capacity Purchased to the Supplying Party's Total Megawatt Capacity in Service.

         (c) One-Twelfth* of the Supplying Party's Current Annual Capital Cost Rate, plus the Supplying Party's income tax liability on the Equity Component.

II. Materials and Supplies Inventory - Working capital cost applicable to a purchaser.

         Reimbursement by Monthly Carrying Charge in Lieu of Deposit

         The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the Supplying Party's total dollar balance in M&S inventory at the end of the month in which service was rendered, and shall be calculated as follows:

             Perry Unit No. 1 - The Product Of:

              (a) Total Dollars in Supplying Party's M&S Inventory at
                  the Entire Plant

              (b) The Ratio of Total Megawatt Capacity Purchased (or
                  Shared) to the Total Megawatts of Supplying Party's Plant Capacity.


*FRACTION USED TO CALCULATE WORKING CAPITAL FOR PURPOSES OF THIS EXHIBIT.

                                                               PY-1 (Page 17-18)


              (c) One-twelfth* of the Supplying Party's current Annual
                  Capital Cost Rate, augmented to include Supplying Party's Income Tax Liability on the Equity Component.

III. Monthly Operation & Maintenance Expenses - Working capital cost applicable to a purchaser or to a participant.

     The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a),
     (b) and (c) for capacity purchased.

       (a) The current monthly's direct operating expenses (Accounts 500-554, 556, 557, 562 and 570) for each Participant for the Unit, including overheads, less fuel and lease payments, and any other inappropriate items.

       (b) One-Twelfth* of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

       (c) The Purchaser's entitlement share of megawatt capacity in the Unit.





*FRACTION USED TO CALCULATE WORKING CAPITAL FOR PURPOSES OF THIS EXHIBIT.

          APPENDIX 8 TO SCHEDULE E has been revised from previous filings and is filed in full herewith.

                            APPENDIX 8 TO SCHEDULE E


Charges Applicable to Transactions from Beaver Valley Power Station Unit No. 2
                            Pursuant to Schedule E


This Appendix provides for specific charges applicable to transactions made from Beaver Valley Power Station Unit No. 2 pursuant to Schedule E.

Costs will be shared on a basis equivalent to that of the joint participants with certain modifications specified herein.

The following are the components of the costs to be included.

A.  Fixed Costs of Invested Capital

     1. It is expected that sales out of production units will occur pre-dominantly over a relative short time period in the early part of the unit's life. However, this Appendix develops a consistent basis which is applicable throughout the life cycle.

     2.  Amortization and tax calculations are based on the following:

            Amortization Period -        35 Years (420 Months)
              Plant
            Amortization Period -        40 Years (480 Months)
              Decommissioning
            ACRS Tax Life                10 Years (120 Months)
            Estimated Salvage Rate       $142.4 Million Decommissioning Cost
            Accounting Treatment         Flow-Through

     3. All fixed charges are on a month-to-month declining basis. The investment base from which fixed charges are developed shall be the CAPCO investment basis as defined in the Accounting and Procedure Manual under Procedures for Discharging Investment Responsibility.

     4. The monthly finance charge rate applicable to all additions from the in-service date through the last month of the calendar year in which the construction job order is closed out shall be one-twelfth the specified annual rate.

     5. The finance charge rate for ordinary additions in years subsequent to the calendar year in which the construction job order was closed out shall be the specified rate.

     6. Amortization and other charges and adjustments shall be billed each month. Each month's additions to plant in-service shall constitute a vintage investment. However, in order to simplify the billing process, the monthly vintages of any particular calendar year may be combined into a composite vintage, either on an ongoing basis or at the end of the calendar year, providing the same billing results. Since finance charge rates are recalculated each year, vintages of different calendar years will not be composited.

                                                             BV-2 (Page 2 of 19)


     7. The tax plant ratio to amortizable plant (CAPCO investment basis) shall be established from data for the total project as estimated at the in-service date, as described in Paragraph 5. This ratio will be used in developing fixed charge rates for the initial placements and all subsequent additions; except that in the case of major capital additions, at seller's option and with buyers' concurrence, a completely new vintage may be developed and the fixed charge factor recalculated using the new tax plant ratio and other pertinent data as appropriate.

     8. When a production unit, or a major capital addition such as described in Paragraph 7, is placed in commercial service, the first fixed charge billing shall begin effective with the in-service date. For subsequent month-to-month additions, the billing shall begin with the first full calendar month after the addition is made.

     9. Where sales are initiated out of an existing production facility to a new buyer, a single-vintage CAPCO investment basis may be calculated with an appropriate adjustment for depreciation incurred to date.
         The amortization component of the fixed charge factor will be calcu-lated on the basis of remaining life of the original amortization period or by mutual agreement.

    10. The specific fixed charge rate for Beaver Valley Unit No. 2 is developed in Exhibit B.

B.  Operating and Maintenance Costs

     1. The methods specified in the attached Exhibit A shall be used to allocate between the supplying Party and the receiving Party(s) or Purchaser(s) all costs, including overheads directly or indirectly applicable to the operation and maintenance of the supplying Party's participation in such unit.

     2. The supplying Party will prepare, revise from time to time as appropriate and furnish to the Purchaser(s) an annual estimate of the amount to be billed by months (a) for the cost of energy during the term of the purchase from a unit, and (b) any other costs which shall accrue during this period. The supplying Party will furnish any reasonable request for estimates for longer periods if required by the Purchaser(s).

     3. The supplying Party will maintain the records used in the deter-mination of the Purchaser(s) bill in order that the Purchaser(s) and their independent auditors shall have access at all reasonable times to such records and the supplying Party will furnish copies of such records as requested. The supplying Party shall preserve and maintain the originals of such records for at least such periods of time as the Purchaser(s) may request, having in mind the requirements of regulatory authorities having jurisdiction and the policies and practices of the parties with respect to the retention of records.

                                                             BV-2 (Page 3 of 19)

     4. The cost of preparing, preserving and making copies of such budgets, records and accounts shall be borne by the companies in proportion to their respective capacity entitlements except that any costs incurred at the special request of the Purchaser(s) shall be borne by them.

     5. The supplying Party shall have special audits conducted with respect to the matters provided for in this Appendix, either internally or by independent auditors, according to such programs and procedures as agreed to be necessary to conform to the auditing requirements of each company, and shall furnish copies of the reports of such audits to the Purchaser(s). The cost of making such audits, including any participation by the auditors of the Purchaser(s) agreed to be desirable and necessary, shall be shared by the companies in relation to the current capacity entitlement ratio. The Purchaser(s) may, at their own expense, make such further audits, using their internal or independent auditors or both, as it may be deemed desirable.

     6. If requested by the Purchaser(s), the supplying Party will make such examinations, analyses or studies as needed to support the reason-ableness of the specific costs so allocated, or provide a basis for modification to achieve such reasonableness with respect to either the specific or the indirect cost allocations. Shareable costs which are incurred by the Purchaser(s) shall be accumulated and billed on a direct charge basis from specific records or reasonable estimates with applicable additives as agreed upon by the companies.

     7. Except as otherwise provided herein, the accounting methods and practices normally in use at the time by each of the companies in determining and assigning operating and maintenance costs, generally, are to be used by such company for the purposes of this Appendix unless otherwise agreed, provided such methods and practices are consistent with sound accounting practices.

     8. For the purpose of this Appendix, charges to Account 525, for rent or lease payments, will be considered fixed costs and will be charged to the Purchaser as described in Exhibit B.

     9. The supplying Party will bill the Purchaser(s) for its share of property, franchise, business or other taxes applicable to its share of the unit, specifically identifying these items on the invoice when such taxes are payable by the supplying Party. To the extent that such taxes are charged to the operating expenses of the Unit because it is impractical or inequitable to segregate them, they will be billed as part of the normal operating expense of the Unit.

    10. As soon as possible after the close of each calendar month, prefer-ably on or before the 8th working day of the following month, the supplying Party shall advise the Purchaser(s) of its proportionate share of estimated operating expenses, fixed charges, displacement training costs and working capital for the preceding month. Any costs payable will be paid pursuant to Section 12.02 of the CAPCO Basic Operating Agreement, as amended.

                                                             BV-2 (Page 4 of 19)

C.  Working Capital

    It is recognized that the operating company undertakes certain obligations to provide expenditures in advance of compensation by the purchasers of capacity and energy. These purchases include, but may not be limited to, payroll, fuel and material and supplies purchases, and material and supplies inventories. A reasonable allowance for this investment in working capital funds shall be considered a shareable cost to be compen-sated for as set out in detail in Exhibit C.

D.  Displacement Training Costs

    The CAPCO companies have agreed that the costs which an operating company will incur in training personnel at existing stations in order to be able to transfer experienced personnel to a new CAPCO generating unit should be shared by the joint owners.

    Purchasers of capacity and energy shall also share in these costs.

     1. For each new CAPCO unit, the cost basis of $1/kW of the installed capacity is determined to be a reasonable estimate of the present-day cost which a company will incur within its existing plants as a result of assigning experienced company personnel to a new CAPCO generating unit. Installed capacity for this purpose is defined as the Net Demonstrated Capability of the CAPCO generating unit.

     2. It is recognized that these costs will increase as labor costs increase. Therefore, this cost determination factor of $1/kW shall be subject to escalation for units planned to be in-service after Davis-Besse No. 1 based on an index of the composite labor costs of CAPCO companies as agreed to by the CAPCO Accounting and Finance Committee using 1972 as the base year equaling 100.0. The index to be applied shall be that calculated for the period two years prior to the actual in-service date for fossil-fired generating units and for the period three years prior to the actual in-service date for nuclear units.

     3. The Purchasers of capacity and energy shall share in these costs for the periods they are involved. An amount of 1/420 of the cost basis for each kW of the purchasing company's capacity entitlement shall be included in the monthly billing.

     4.  The cost basis provided for herein shall be shown in Exhibit D.

                                                             BV-2 (Page 5 of 19)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2

                                   EXHIBIT A

Section I - Introduction

This Exhibit pertains to all agreements related to the Sales of Capacity and Energy from the Participants of Beaver Valley Unit No. 2 to Purchasers. In the event any Purchaser does not schedule part or any of its generation entitlement share as stated in the applicable agreement, the balance of its entitlement shall remain as capacity available to the Purchaser, provided that, if the Unit is operated at minimum load required for safe operation of the Unit, the Purchaser shall be obligated to schedule an amount of energy equal to that Unit's minimum load for the hour, multiplied by a fraction of which the numerator is the Purchaser's entitlement under the applicable agreement and the denominator is the applicable Unit's Net Demonstrated Capability. The amount of energy determined above, subject to adjustment for proportionate use of all plant auxiliary power assignable to the operation of the Unit, shall constitute a scheduled (billing) MWH value (net) as of each Unit's generator transformer high voltage terminals. Each Participant shall schedule for delivery from the Unit, and each Purchaser shall schedule for receipt into its system, an amount of energy equal to such billing value less the increase, or plus the decrease, as the case may be, in electrical losses incurred on its system resulting from the transmission of such energy as determined by the Planning Committee under terms of the CAPCO Transmission Facilities Agreement.

Section II - Accounting Concepts

The basis for allocating the operation and maintenance costs of Beaver Valley Unit No. 2 between the joint Participants is set forth in Exhibit A of the Operating Agreement for this unit. This Exhibit prescribes the method of determining the portion of that cost of a Participant which will be billed to a Purchaser.

The costs to be billed to a Purchaser will be segregated as to those that are directly identified with a Purchaser and to those that are allocated either on an investment responsibility or a fuel consumed basis. The codes for these segregations are defined at the end of Section III.

In addition to the direct costs for operating and maintaining the Unit, a Participant shall bill a Purchaser for an appropriate portion of indirect overheads and taxes other than income taxes as defined in Section V.

Section III - Allocation of Costs

The operation and maintenance costs identified by FERC account number are assigned to a Purchaser either directly or on the basis of appropriate allocation codes as set forth in the following table.

                                                             BV-2 (Page 6 of 19)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2


                                        Direct      Participants' Costs to be
                                        Basis       Allocated to the Purchaser
Account                                   to             Allocation Codes
Number                                 Purchaser         O(IR)      HY(IR)
OPERATION ACCOUNTS

517     Supervision and Engineering                        X
518     Nuclear Fuel Expense               X
519     Coolants and Water                                            X
520-2   Steam Expenses*                                    X
520-3   Steam Expenses*                                               X
523     Electric Expenses                                  X
524     Misc. Nuclear Power Expenses                       X

MAINTENANCE ACCOUNTS

528     Supervision and Engineering                        X
529     Structures                                         X
530-2   Reactor Plant and Equipment*                                  X
530-3   Reactor Plant and Equipment*                       X
531     Electric Plant                                     X
532     Misc. Nuclear Plant                                X

OTHER ACCOUNTS

562     Operation - Station Expenses                       X
570     Maintenance of Station Equipment                   X

*See Exhibit A of the Beaver Valley Operating Agreement for breakdown of these accounts.

Direct charges will be made to a Purchaser for fuel consumed as determined in accordance with Section IV.

Code                                   Basis

O(IR) The portion of a Participant's operation and maintenance costs for the Unit to be billed to a Purchaser for the current month shall be a fraction of which the numerator is a Purchaser's entitlement from the Unit as specified in the applicable agreement and the denominator is a Participant's interest in that Unit, both figures rounded to the nearest whole megawatt. A Participant's interest in the Unit shall be the product of the prevailing Net Demonstrated Capability (NDC) of the Unit multiplied by that Participant's net generation entitlement share in the Unit.

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2


Code                                   Basis

           If the capacity of the Unit is reduced by operating problems, a Purchaser will be entitled to his O(IR) ratio multiplied by the Participant's entitlement of the output of the Unit on an hour-to-hour basis.

HY(IR) The portion of a Participant's cost for the Unit to be billed to a Purchaser for the current month shall be a fraction of which the numerator is the portion of the BTU input to the main unit turbine used to produce the kilowatthours of energy taken from the Unit by the Purchaser during the preceding 12-month period and the denominator is the portion of the BTU input to the main turbine used to produce the kilowatthours of energy taken from the Unit by the Participant during that same preceding 12-month period. Prior to the time that this data is available on a 12-month basis, available data will be used to determine the allocation ratio.

Section IV - Fuel

In determining fuel costs, a Purchaser shall be treated in the same manner as a Participant.

The following basic principles shall govern the calculation of depletion (amortization) of fuel assemblies installed in the reactor for heat production and the billing of fuel costs to Purchasers.

1. Nuclear fuel assemblies shall be considered to be producing heat only during periods of zero or positive net generation.

2. During periods of negative net generation, it will be considered that installed nuclear fuel assemblies are not producing heat and are not thus consumed. During periods of negative net generation, records of station service electric energy supplied by the system shall be maintained and the participants in the Unit shall be invoiced for such electric energy in proportion to their investment responsibilities in the Unit as the operating Participant's system average production cost (including net purchased power costs) during the current calendar month adjusted to exclude the output and cost during the current calendar month of the Unit to which such station service energy was supplied.

3. During periods of zero or positive net generation, the components of consumption of heat from nuclear fuel assemblies shall be considered to consist of a fixed heat consumption component and a variable heat consumption component. The components of heat consumption are illustrated by the current turbine-generator heat consumption curve for the Unit as agreed to by the Participants. The fixed portion of heat consumption consists of the heat produced by the reactor required to supply station service electric energy plus heat losses in the plant.

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2


4. During periods of zero or positive net generation, the fixed and variable portions of the total Unit heat consumption shall be calculated on an hour-by-hour basis. The fixed portion of the Unit heat consumption shall be the product of service hours accumulated during periods of zero or positive net generation times the fixed unit heat consumption as indicated on the current turbine-generator heat consumption curve for the Unit as agreed to by the Participants. The variable portion of the Unit heat consumption shall be the total net main unit generation in MWe hr/hr converted to BTU/hr excluding the fixed unit heat consumption utilizing the relationship between MWe hr/hr versus BTU/hr as represented on the current turbine-generator heat consumption curve for each Unit as agreed to by the Participants. The total unit heat consumption shall be the sum of fixed and variable portions of the unit heat consumption.

5. In calculations for determining the cost of nuclear fuel consumed, Duquesne Light Company shall take into account the original acquisition cost of the materials and services required to provide the fuel as originally installed, and predicted total heat output of the assemblies and the estimated net value of salvage materials. Duquesne shall calculate such cost of nuclear fuel consumed using methods and/or computer codes generally considered acceptable by the CAPCO Companies for this purpose.

6. For owned nuclear fuel, the total monthly nuclear fuel expense for the Purchaser shall be determined by the formula

                           FCc = Ec (Ac - Sf)
                                    _________
                                        Ef

    where:

    FCc =  Nuclear Fuel expense during the current accounting month.

    Ec = The energy received by the Purchaser during the current accounting month.

    Ef = The energy expected to be produced from the fuel component. Fuel component can be a fuel assembly, sub-region, region or entire core.

    Ac  =  The Participant's current net costs.

    Sf = Anticipated salvage value of the fuel with related deductions including, but not limited to, shipping, reprocessing and waste disposal costs.

When the Participant adjusts its Ac, Sf and Ef factors, these same factors will be adjusted in a similar manner for the Purchaser.

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2


7. For leased nuclear fuel, the total monthly nuclear fuel expense for the Purchaser is composed of a) a burnup expense related to energy resource consumption, b) amortization of accumulated deferred expenses not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel, and c) monthly payments not related to burnup made by the Participants to the Lessor pertaining to the period after the beginning of commercial operation of the leased nuclear fuel.

    A.  The monthly burnup expense shall be calculated as follows:

                               Bc = Ec (Cc - Sf)
                                       _________
                                           Ef

        where:

        Bc =  Burnup expense for the current accounting month.

        Ec = The energy received by the Purchaser during the current accounting month.

        Ef = The energy expected to be produced from the fuel component. Fuel component can be a fuel assembly, sub-region or entire core.

        Cc =  The Lessor's current net costs.

        Sf = Anticipated salvage value of the fuel with related deductions including, but not limited to, shipping, reprocessing and waste disposal costs.

    B. The amortization of accumulated deferred expenses not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel shall be calculated as follows:

                                 PDAc = Ec (Dp)
                                           ____
                                            Ef

        where:

        PDAc = The current month amortization of deferred expenses not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel.

        Ec   =  The energy received by the Purchaser during the current accounting month.

        Ef   =  The energy expected to be produced from the fuel component.

                                                            BV-2 (Page 10 of 19)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2


         Dp    =  The unamortized portion at the beginning of the current accounting month of the deferred expense not related to burnup pertaining to the period prior to the beginning of commercial operation of the leased nuclear fuel.

     C. Monthly payments not related to burnup made by Participants to the Lessor pertaining to the period after the beginning of commercial operation of the leased nuclear fuel billable to the Purchaser shall be calculated as follows:

                             MPLc = Rc (Cc) (O(IR))

         where:

         MPLc = The current payments not related to burnup made by the Participant to the Lessor.

         Rc    =  The current lease rate as defined in the lease agreement expressed as the decimal equivalent of percent month.

         Cc    =  The Lessor's current net costs.

         O(IR)    As defined in Section III.

Section V - Other Expenses

For billing costs to the Purchaser, labor and material additive costs at current rates prevailing in the industry as adjusted from time to time shall be added to the labor and material components of direct operation and maintenance costs of Beaver Valley Unit No. 2 to which such rates are applicable and shall be shared by Purchasers on the same bases on which the primary labor and material costs are shared.

In addition, an allocation will be made of Account 556, System Control and Load Dispatching costs related to production, and Account 557, Other Production Expenses. These costs would be allocated to Beaver Valley Unit
No. 2 on a direct basis where a direct relationship exists, or by using a net generating capability ratio (O(IR)) where a direct relationship does not exist. Account 556 will include only those load dispatching costs incurred by DL that are attributable to Beaver Valley Unit No. 2. Included in
Account 557, Other Production Expenses, are such items as insurance premiums and recoveries and other production expenses not directly assignable to the other production accounts. The invoice will identify amounts billed that were included in Account 557.

                                                            BV-2 (Page 11 of 19)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2


For billing costs to Purchasers, labor fringe benefit additive costs shall be allocated to Beaver Valley Unit No. 2 on the basis of a rate representative of labor additive rates experienced by public utilities in the United States, as calculated from information contained in the U.S. Chamber of Commerce annual Employee Benefit Survey or in another mutually agreed upon source. The rate, expressed as a percent of total payroll cost, shall include the employer's share of employee benefit costs for legally required payments, retirement and savings plan payments, life insurance and death benefit payments, medical and medically related payments, and other miscellaneous benefit payments; but excluding benefits paid in the form of direct compensation to employees for time not worked such as paid rest periods, lunch or travel periods, holidays, vacations, sick time, parental leave and other similar payments.

The rate produced in this manner is 31.3% for the billing year 1993 based on U.S. Chamber of Commerce survey data from benefit year 1991, and the rate for subsequent years will be computed annually based on the then most current U.S. Chamber of Commerce Survey data or other mutually agreed upon data available, and will become effective January 1 of each such subsequent year.

The amount of labor additive costs to be allocated to each Purchaser during a given period shall be the product of the above rate multiplied by the direct labor expense allocated to the Purchaser for that period.

For billing costs to Purchasers, administrative and general (A&G) expense shall be allocated to Beaver Valley Unit No. 2 on the basis of a rate representative of A&G rates in the utility industry as calculated from information contained in the Utility Data Institute (UDI) compilation of utilities' FERC Form 1 data or in another mutually agreed upon source. The rate shall be equal to the ratio of:

A. the sum of the base year of all amounts for all data base companies in FERC Accounts 920, 921 and 922, divided by

B. the sum for the base year for the same companies of all amounts in FERC Accounts 500 through 916, minus the amounts representing fuel and purchase power expenses in FERC Accounts 501, 518, 547, 555 and 557.

The rate produced by this calculation is 12.70% for the billing year 1993 based on UDI data from 1991, and the rate for subsequent years will be computed annually based on the then most current UDI or other mutually agreed upon data available and will become effective January 1 of each such subse-quent year.

The amount of Administrative and General Expenses to be allocated to each Purchaser during a given period shall be the product of the above ratio multiplied by the total operation and maintenance expenses and labor additives excluding Account 518 allocated to the Purchaser for that period.

                                                            BV-2 (Page 12 of 19)

                         ASSIGNMENT OF PRODUCTION COSTS
               Sales of Capacity and Energy from Base Load Units
            to Purchasers:  Beaver Valley Power Station Unit No. 2


In addition, a Purchaser shall pay to the Participant, at times payable by the Participant, amounts determined by multiplying (a) the property taxes and any other taxes except Federal Income Tax, payable by the Participant with respect to the Unit for the periods a Purchaser was involved by, (b) and O(IR) ratio for that period.

                                   EXHIBIT B

                        FIXED COSTS OF INVESTED CAPITAL

  I. As between Cleveland Electric Illuminating and Toledo Edison, the monthly fixed charge for vintage additions prior to 1988 shall be calculated as the algebraic sum of the following components:

      A. Lease Payment -- The Purchaser will reimburse the Seller's total monthly lease and/or rental payment for plant property under a sale/ leaseback agreement. This payment may be adjusted as the payment schedule on the underlying sale/leaseback agreement is amended.

      B. Decommissioning Costs -- The product of the allowed monthly charge for decommissioning in the Seller's rates multiplied by the ratio of Total Megawatt Capacity Purchased to the Seller's Total Megawatt Ownership in the Unit. [($142,400,000 : 480) * (150/166)] =
          $268,027/month.

      C. Refueling Outage Accrual -- The product of the allowed monthly charge for refueling outage accruals in the Seller's rates multi-plied by the ratio of Total Megawatt Capacity Purchased to the Seller's Total Megawatt Ownership in the Unit.

 II. The monthly fixed charge for a vintage addition made during 1987 or subsequent years shall be calculated as the algebraic sum of the following components:

      A. Amortization(1) -- The product of (XX) multiplied by the ratio in Note (5).

      B. Finance Charge(2) -- The product of (AA) multiplied by the Seller's net unamortized investment base as of the beginning of the month being billed times the ratio in Note (5).

      C.  Gross Income Tax(3)

          (i) For billing months after 1987, the product of (BB) multiplied by the net unamortized investment base as of the beginning of the month being billed. If the incremental federal tax rate is different from 34% in any month of such period, the factor used as the multiplier shall be adjusted to reflect such difference from 34%.

      D.  Income Tax Adjustment(4)

          For billing months after 1987, the product of (.34/1-34)) times the difference between the amortization (Item A) less the tax depreciation. If the incremental federal tax rate is different from 34% in any month of such period, the factor used as the multiplier shall be adjusted to reflect such difference from 34%.

          NOTE: This adjustment may be a negative or positive value during the period of the contract.

                                                            BV-2 (Page 14 of 19)

                                   EXHIBIT B

                        FIXED COSTS OF INVESTED CAPITAL


NOTES:

(1) (XX) equals the sum of the Seller's investment base less land divided by 420 months plus the Seller's share of decommissioning costs divided by 480 months.

      The Seller's adjusted investment base equals his total investment for Beaver Valley Unit No. 2 and Common Facilities as of the beginning of the month for which service is being billed.

(2) The Seller's net unamortized adjusted investment base equals the adjusted investment base, less the accumulated amortization previously reflected in rates, less investment tax credit attributed to the adjusted investment base, less the net tax deduction associated with capitalized overheads attributable to the adjusted investment base.

      (AA) is the monthly finance charge rate, which equals 1/12 of the Seller's weighted cost of capital as defined in the CAPCO Accounting and Procedures Manual under Procedures for Discharging Investment Responsibility.

(3) (BB) is the monthly gross income tax charge rates applicable to 1987 and post-1987 billing periods. It is the product of 1/12 of the sum of the weighted costs of common equity, preferred equity and unamortized gain on the annual finance charge multiplied by the federal income tax rate divided by the complement of the income tax rate. The tax rate may be augmented to include state income taxes as defined in the CAPCO Accounting and Procedures Manual under Procedures for Discharging Investment Responsibility, i.e.,

      1/12 x (Seller's Equity Component of Capital) x (Tax Rate/(1-Tax Rate))

(4) The income tax adjustment results from the difference between book amortization and tax depreciation, and from the agreement between the parties of the extent to which such difference should be recognized in the price paid.

(5) The ratio shall be the Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of Seller's Plant Capacity.

                                                            BV-2 (Page 15 of 19)

                                  EXHIBIT B.1

                     DERIVATION OF WEIGHTED COST OF CAPITAL
                           THE TOLEDO EDISON COMPANY


The complete capital structure, including ratios, component costs and weighted component costs is provided below:


                         % of                         % Weighted
                         Total         % Cost            Cost
Long-Term Debt           50.53%        10.29%             5.20%

Preferred Stock          10.13%         9.41%             0.95%

Common Equity            39.34%        12.25%             4.82%

                        100.00%                          10.97%

                                                            BV-2 (Page 16 of 19)

                                  EXHIBIT B.2

                 DERIVATION OF DECOMMISSIONING COST AND ACCRUAL
                           THE TOLEDO EDISON COMPANY


The derivation of the decommissioning cost estimate of $142.4 million for Beaver Valley Unit No. 2 was developed as follows:


    NRC Decommissioning Estimate (1984 Dollars)            $100,000,000

    Inflation Factor*                                             1.224

    Decommissioning Estimate (10-87 Dollars)               $122,400,000

    Net Salvage on Non-Contaminated Portion                  20,000,000

    Total                                                  $142,400,000


   *The inflation factor of 1.224 is twice the percentage increase in the CPI from the period June 1984 to October 1987.


The annual accrual will simply be the $142.4 million estimate divided by 40 years or $3,560,000/year. Toledo Edison's share of this decommissioning cost is $28,352,000. Toledo Edison's share of the annual accrual is $708,800.

The specific monthly amount Toledo Edison will charge The Cleveland Electric Illuminating Company for the 150 MW Unit Power Sale is $53,373, developed as shown below:


    Total Plant Estimated Decommissioning                  $142,400,000
      Cost

    Toledo Edison Share at 19.91%                            28,352,000

    Toledo Edison Monthly Accrual                                59,606
      ($28,352,000 + 480)

    Toledo Edison Monthly Charge to CEI                          53,373
      for 150 MW Sale

          ($59,066 x 150 MW)
          (          166 MW)

                     REIMBURSEMENT OF WORKING CAPITAL COSTS

  I. Accumulated Deferred Fuel Expense - Working Capital Costs Applicable to a Purchaser of Capacity and Energy

          Reimbursement by Monthly Carrying Charge in Lieu of Deposit

          The charge for a given month per megawatt of capacity purchased shall be based on the supplying Party's unamortized accumulated deferred expenses (not related to burnup) pertaining to the period prior to the the beginning of commercial operation of the leased nuclear fuel per megawatt of capacity, to include the unamortized deferred depletion balance, if any, at the end of the month in which service was rendered and shall be calculated as follows:

              The Product of (a) (b) (c)

              (a) The Unamortized Accumulated Deferred Expenses (Not Related to Burnup) pertaining to the period prior to the beginning of Commercial Operation of the leased Nuclear Fuel to include the unamortized deferred depletion balance, if any.

              (b) The Ratio of Total Megawatt Capacity Purchased to the Supplying Party's Total Megawatt Capacity in Service.

              (c) One-Twelfth* of the Supplying Party's Current Annual Capital Cost Rate, plus the Supplying Party's income tax liability on the Equity Component.

 II. Materials and Supplies Inventory - Working capital cost applicable to a purchaser.

          Reimbursement by Monthly Carrying Charge in Lieu of Deposit

          The charge for a given month per megawatt of capacity purchased (or shared) shall be based on the supplying Party's total dollar balance in M&S inventory at the end of the month in which service was rendered, and shall be calculated as follows:

              Beaver Valley Unit No. 2 - The Product Of:

              (a) Total Dollars in Supplying Party's M&S Inventory at the Entire Plant.

              (b) The Ratio of Total Megawatt Capacity Purchased (or Shared) to the Total Megawatts of Supplying Party's Plant Capacity.

              (c) One-Twelfth* of the Supplying Party's Current Annual Capital Cost Rate, augmented to Include Supplying Party's Income Tax Liability on the Equity Component.

      *Fraction used to calculate working capital for purposes of this Exhibit.

                                                            BV-2 (Page 18 of 19)

                                   EXHIBIT C

                     REIMBURSEMENT OF WORKING CAPITAL COSTS


III. Monthly Operation & Maintenance Expenses - Working capital cost appli-cable to a purchaser or to a participant.

      The monthly charge shall be calculated each month for the Unit as the product of (a) and (b) for capacity owned and as the product of (a), (b) and (c) for capacity purchased.

      (a) The current month's direct operating expenses (Accounts 500-554, 556, 557, 562 and 570) for each Participant for the Unit, including overheads, less fuel and lease payments, and any other inappropriate items.

      (b) One-Twelfth* of the Operating Company's Current Annual Capital Cost Rate plus the Operating Company's income tax liability on the equity component.

      (c)  The Purchaser's entitlement share of megawatt capacity in the Unit.



      *Fraction used to calculate working capital for purposes of this Exhibit.

                                                            BV-2 (Page 19 of 19)

                                   EXHIBIT D

                          DISPLACEMENT TRAINING COSTS


Installed Capacity at Beaver Valley Power Station No. 2       833,000 kW

    Generation Entitlement Share

    Cleveland Electric Illuminating Company            24.47%

    Duquesne Light Company                             13.74%

    Ohio Edison Company                                41.88%

    Toledo Edison Company                              19.91%

                                                      100.00%


The participants' respective shares of the displacement training costs, based on $2.011/kW, are:

    Cleveland Electric Illuminating Company           $409,912

    Duquesne Light Company                            $230,167

    Ohio Edison Company                               $701,558

    Toledo Edison Company                             $333,525


Therefore, under the terms of this Agreement, each purchaser will share in these costs, based on its entitlement at the rate of 1/420 of the cost basis, for each billing month beginning with the effective purchase date.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE F
                               OUT-OF-POCKET COST

Where referred to in this Agreement, the Out-of-Pocket Cost of supplying Power in each hour shall be the cost incurred in the supply of the highest cost power available on the supplying Party's system during that hour, including power purchased from non-CAPCO party systems as well as Power generated by a Party's own generation resources, after all sales with a lower pricing priority (higher cost) have been accounted for. The components of Out-of-Pocket Costs shall include but shall not be limited to the following:

     Capacity Costs

     Start-up and shutdown costs (boiler and turbine)

     No load cost (boiler and turbine)

     Maintenance cost (boiler and turbine)

     Charge (or credit) for increased (or decreased) cost of energy generated by the Party associated with the transaction

     Incremental labor costs

     Applicable incremental taxes

     Miscellaneous incremental operating costs

     Energy Costs

     Incremental fuel cost
     Incremental transmission losses
     Incremental labor cost
     Incremental maintenance cost
     Applicable incremental taxes
     Miscellaneous incremental operating costs

     Purchased Power

     All costs, excluding demand charges, paid to a non-CAPCO party system for Power purchased plus applicable or allocable fees imposed by any regulatory body.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE G
                                EMERGENCY POWER

Section 1 - Services to be Rendered

      1.1 In the event of a breakdown or other emergency in or on the system of any Party involving either sources of power or transmission facilities, or both, impairing or jeopardizing the ability of a Party to meet the Load of its system, upon request, each Party shall deliver to such Party Emergency Power, during a period not exceeding 48 consecutive hours, in amounts up to 100 MW per hour and such additional amounts as in its sole judgment it can deliver without interposing a hazard to its operations or without impairing or jeopardizing its Load. Such Emergency Power shall be provided (1) from unloaded generating facilities, either on or off line, to the fullest extent necessary from each supplying Party's system, or (2) from non-CAPCO party systems to which the supplying Parties are interconnected. No Party is obligated to terminate any delivery of Power (excluding economy transactions) to any other system in order to provide Emergency Power, but a Party is obligated to terminate economy transactions and supply any excess Power from its own system and to purchase Power, if available, from any other system with which it is interconnected in order to provide Emergency Power. Every request hereunder shall identify the emergency that gave rise to it. Emergency Power shall not be requested or supplied in lieu of CAPCO Back-Up Power.

      1.2 If at any time the record over a reasonable prior period shows clearly that any Party has failed to deliver Emergency Power, or has regularly requested delivery of Emergency Power, any Party, by written notice given to the other Parties, may call for a joint study by the Parties to determine the burden, if any, that such Party may be placing upon any other. If it should be found that such Party is placing an unreasonable burden upon the others, the Party causing the burden shall take such measures as are necessary to remove the burden, or the Parties shall enter into such arrangements as shall provide for equitable compensation to the Party(s) being burdened.

Section 2 - Compensation

      2.1  Capacity Charge

           Capacity supplied from a supplying Party's system shall be compensated for at the option of the supplying Party by return-in-kind or by the payment of the greater of (1) $100 per MW-hr or (2) 100% Out-of-Pocket Cost plus a charge of $2.40 per MW-hr for operating capacity from a supplying Party's system.

           Capacity supplied from a non-CAPCO party system shall be compensated for at the option of the supplying Party by return-in-kind or by the payment of the greater of (1) $100 per MW-hr or (2) 100% Out-of-Pocket Cost plus any demand charge of a non-CAPCO party system for providing operating capacity plus a demand charge not to exceed $5.59 per MW-hr shall apply, provided this demand charge in any one day shall not exceed $89.40 times the maximum MW(s) reserved in any one hour in that day plus $1.00 per MW-hr.

      2.2  Capacity and Energy or Energy Only Charge

           Emergency Power supplied from a supplying Party's system shall be compensated for at the option of the supplying Party by return-in-kind or by the payment of the greater of (1) $100 per MWh or (2) 100% Out-of-Pocket Cost plus a charge of $2.40 per MWh for operating capacity and or energy or energy only from a supplying Party's system.

           Emergency Power supplied from a non-CAPCO party shall be compen-sated for at the option of the supplying Party by return-in-kind or by the payment of the greater of (1) $100 per MWh or (2) 100% Out-of-Pocket Cost plus any demand charge of a non-CAPCO party system for operating capacity and energy plus for such transactions a demand charge not to exceed $5.59 per MWh shall apply, provided this demand charge in any one day shall not exceed $89.40 times the maximum MW(s) reserved in any one hour in that day plus $1.00 per MWh.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE H
                        TRANSMISSION OF NON-CAPCO POWER

Section 1 - Services to be Rendered

      1.1 Any Party ("supplying Party") may arrange to reserve Non-CAPCO Power for periods of one day or more from or through an interconnected non-CAPCO party system to be delivered to another Party ("receiving Party") for delivery to or through another interconnected non-CAPCO party system. All Parties shall be advised of such transactions in advance. This Schedule shall not apply to Economy and Emergency transactions.

Section 2 - Compensation

      2.1 For such transactions the associated demand, capacity and energy charge payments for transmission service upon the transmission systems of the CAPCO Parties (i.e., the difference between the amounts paid to the receiving Party and by the supplying Party) shall be shared among all Parties with 2/3 of such payments allocated equally between the supplying Party and the receiv-ing Party and 1/3 of such payments allocated equally between the other two Parties.

                        CAPCO BASIC OPERATING AGREEMENT
                                   SCHEDULE I
                               REPLACEMENT POWER

Section 1 - Applicability

     The Parties recognize the possibility that the start-up of a nuclear CAPCO Unit may be delayed and such CAPCO Unit may be out of service due to the failure of a Party having an ownership interest in such CAPCO Unit to supply its required share of natural uranium in the form of U3O8 or UF6 ("Uranium") for such CAPCO Unit for delivery in a timely manner and in a tenant-in-common form of ownership to the United States Department of Energy or other enrich-ment contractor for enrichment. This Schedule I is applicable to the provi-sion of replacement Power in any such limited circumstances where a Party having an ownership interest in a CAPCO Unit fails to so supply its share of Uranium for enrichment.

Section 2 - Services to be Rendered

      2.1 In the event that any Party(s) ("supplying Party") fails to supply its required share of Uranium for a CAPCO Unit, then any Party(s) ("receiving Party"), which is unable to receive its entitlement of operating capacity and associated energy from such CAPCO Unit as the direct result of such supplying Party's failure to supply the required Uranium, may during the period that the start-up of such CAPCO Unit is delayed and such Unit is out of service, at such receiving Party's sole option, either (1) arrange for replacement
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capacity ("Replacement Capacity") and replacement energy ("Replacement
Energy") or (2) permit the supplying Party which failed to supply the Uranium to provide such Replacement Capacity and Replacement Energy. The amount of such Replacement Capacity on an hourly basis will be up to, at the option of each such receiving Party, an amount equal to such receiving Party's ownership interest in such CAPCO Unit times the effective average capacity factor achieved by such CAPCO Unit during the last fuel cycle (excluding refueling) prior to such CAPCO Unit being out of service. Any amount of Replacement Energy may be scheduled by such receiving Party out of such Replacement Capacity. If such CAPCO Unit has not yet attained sufficient operating experience to establish such effective average capacity factor, then such effective average capacity factor shall be deemed to be the same as the most recent comparable experience of any like CAPCO Unit at such CAPCO Unit site. Such transactions shall be arranged weekly in advance between the receiving Party and supplying Party and shall specify the amount of Replacement Capacity and Replacement Energy to be provided, if any, and the hours it is to be provided.

      2.2  Replacement Capacity and Replacement Energy provided under this
Schedule I will be made available to receiving Parties in proportion to their entitlements and from supplying Parties in proportion to their obligations. Replacement Capacity and Replacement Energy obligations not reserved by the receiving Party shall be deemed released by the receiving Party for that week.

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Section 3 - Compensation

      3.1 If the supplying Party supplies such Replacement Capacity and Replacement Energy hereunder from its system, the supplying Party shall be compensated at a rate equal to the receiving Party's average actual fuel cost of generation from the subject CAPCO Unit (in dollars per net MWh) during the last fuel cycle prior to such CAPCO Unit being out of service calculated in accordance with the operating agreement for such CAPCO Unit. If such CAPCO Unit has not yet attained sufficient operating experience to establish such average actual fuel cost of generation, then such average actual fuel cost of generation shall be deemed to be the same as the most recent fuel cycle experienced at any like CAPCO Unit at such CAPCO Unit site. It is understood that no additional operating capacity payments are to be made other than as included in the fuel cost (per net MWh) stated above.

      3.2 If the receiving Party arranges such Replacement Capacity and Replacement Energy from other than the supplying Party, the supplying Party shall compensate the receiving Party an amount for any demand charge and Out-of-Pocket Costs incurred by such receiving Party in the purchase of such Replacement Capacity or Replacement Capacity and Replacement Energy in excess of the average actual fuel cost provided for under Section 3.1 above.